Exhibit 10.1

Execution Version

CREDIT AGREEMENT

dated as of July 10, 2023,

among

RELAM AMSTERDAM HOLDINGS B.V.,

CBRE SERVICES, INC.,

CBRE GROUP, INC.,

CERTAIN SUBSIDIARIES OF

CBRE SERVICES, INC.,

THE LENDERS NAMED HEREIN

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

WELLS FARGO SECURITIES, LLC,

as Sole Lead Arranger and Sole Bookrunner

and

BANK OF AMERICA, N.A., HSBC CONTINENTAL EUROPE, JPMORGAN CHASE BANK,

N.A., NATIONAL WESTMINSTER BANK PLC AND THE BANK OF NOVA SCOTIA.

AS CO-SYNDICATION AGENTS

i

SECTION 9.26.	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	94
SECTION 9.27.	Acknowledgement Regarding Any Supported QFCs	94
SECTION 9.28.	Power of Attorney	95
SECTION 9.29.	Borrower Representative	96

Exhibits

Exhibit A	[Reserved]
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Guarantee Agreement
Exhibit E-1	Form of U.S. Tax Compliance Certificate
Exhibit E-2	Form of U.S. Tax Compliance Certificate
Exhibit E-3	Form of U.S. Tax Compliance Certificate
Exhibit E-4	Form of U.S. Tax Compliance Certificate

Schedules

Schedule 1.01(a)	Subsidiary Guarantors
Schedule 1.01(c)	Approved Take Out Parties
Schedule 2.01	Lenders
Schedule 4.02(a)	Foreign Counsel
Schedule 6.01(a)	Indebtedness
Schedule 6.02(a)	Liens

Execution Version

CREDIT AGREEMENT dated as of July 10, 2023 (this “Agreement”), among CBRE GROUP, INC., a Delaware corporation (“Holdings”), CBRE SERVICES, INC., a Delaware corporation (“CBRE Services”), RELAM AMSTERDAM HOLDINGS B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aanprakelijkheid) organized under the laws of the Netherlands (the “Borrower”), the Lenders (as defined in Article I), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successor in such capacity, the “Administrative Agent”) for the Lenders.

The Borrower has requested the Lenders to extend credit in the form of (a) Tranche A (Euro) Loans (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given it in Article I) to the Borrower on the Closing Date in an aggregate principal amount of €366,500,000.00 and (b) Tranche A (USD) Loans to the Borrower on the Closing Date in an aggregate principal amount of $350,000,000.00. The proceeds of the Tranche A (Euro) Loans and the Tranche A (USD) Loans will be used by the Borrower to finance the Existing Loan Refinancing, to pay fees and expenses in connection therewith and for other general corporate purposes of Holdings and its Subsidiaries.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Lenders” shall have the meaning assigned to such term in Section 9.20(a).

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to Holdings and its consolidated subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Acquisition” shall mean any acquisition, or any series of related acquisitions by which CBRE Services or any of its Subsidiaries (a) acquires any business or all or any substantial part of the assets of any person, or business unit, line of business or division thereof, whether through purchase of assets, exchange, issuance of stock or other equity or debt securities, merger, reorganization, amalgamation, division or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Administrative Agent’s Office” shall mean the office of the Administrative Agent specified or determined in accordance with the provisions of Section 9.01(b).

“Adjusted Eurocurrency Rate” shall mean, as to any Loan denominated in Euro for any Interest Period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Adjusted Eurocurrency Rate =	Eurocurrency Rate for such Interest Period
1.00-Eurocurrency Reserve Percentage

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) 0.10%; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05.

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Class” shall have the meaning assigned to such term in Section 9.20(a).

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified. Notwithstanding the foregoing, in relation to any member of the NatWest Group, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including His Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including His Majesty’s Treasury and UK Financial Investments Limited) and which are not part of NatWest Group plc and its subsidiaries or subsidiary undertakings. For the purposes of this definition, “NatWest Group” means NatWest Group plc and its subsidiaries and subsidiary undertakings.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.17(b).

“Alternate Base Rate” shall mean, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; each change in the Alternate Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than 1.00%.

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” shall mean any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Percentage” shall mean, for any day, subject to Section 2.07,

(a) with respect to the Tranche A (Euro) Loans and the Tranche A (USD) Loans, at any time, the applicable percentage set forth in the grid below under the caption “Fixed Rate Spread Tranche A (Euro) Loans”, “Fixed Rate Spread Tranche A (USD) Loans” or “Alternate Base Rate Tranche A (USD) Loans”, as the case may be, based upon the Credit Rating as of the relevant date of determination.

For purposes of the foregoing, if the Credit Ratings established or deemed to have been established by S&P, Fitch or Moody’s shall fall within two or more different pricing levels, (i) if two such Credit Ratings have been established or deemed to have been established, the Applicable Percentage shall be based on the pricing level in which the higher of such ratings fall, unless such Credit Ratings differ by more than two pricing levels, in which case the Applicable Percentage shall be based on the pricing level one level below the pricing level in which the higher rating falls and (ii) if three such Credit Ratings have been established or deemed to have been established, the Applicable Percentage shall be based on the pricing level in which two of such ratings fall, unless such Credit Ratings shall fall within three different categories, in which case the Applicable Percentage shall be based on the pricing level one level below the pricing level in which the highest rating falls.

If the Credit Ratings established or deemed to have been established by S&P, Fitch or Moody’s shall be changed (other than as a result of a change in the rating system of S&P, Fitch or Moody’s), such change shall be effective on the earlier of the date on which such change is publicly announced and the date on which Holdings or any of its Subsidiaries receives written notice of such change. Each change in the Applicable Percentage apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

If the rating system of S&P, Fitch or Moody’s shall change, or if any rating agency shall cease to be in the business of providing issuer or long-term debt ratings, as the case may be, CBRE Services and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Percentage shall be determined by reference to the rating of the other rating agencies (or, if the circumstances referred to in this sentence shall affect two or more such rating agencies, the ratings most recently in effect prior to such changes or cessations).

Category	Credit Rating			Fixed Rate Spread Tranche A (Euro) Loans	Fixed Rate Spread Tranche A (USD) Loans	Alternate Base Rate Term A (USD) Loans
	S&P	Fitch	Moody’s
Category 1	≥ A	A	A2	1.00%	1.00%	0.0%
Category 2	A-	A-	A3	1.125%	1.125%	0.125%
Category 3	BBB+	BBB+	Baa1	1.25%	1.25%	0.25%
Category 4	BBB	BBB	Baa2	1.50%	1.50%	0.50%
Category 5	≤ BBB-	≤ BBB-	≤ Baa3	1.75%	1.75%	0.75%

(b) with respect to any Other Term Loan, the “Applicable Percentage” set forth in the Loan Modification Agreement relating thereto.

“Approved Credit Support” shall mean a reimbursement, indemnity or similar obligation issued by a person (the “Support Provider”) pursuant to which the Support Provider agrees to reimburse, indemnify or hold harmless CBRE Services or any Subsidiary for any Indebtedness, liability, or other obligation of CBRE Services or such Subsidiary, but only to the extent (a) the Support Provider satisfies the criteria set forth in clause (a), (b), (c) or (d) of the definition of the term “Approved Take Out Party” or (b) the obligations of the Support Provider are secured by an irrevocable third-party letter of credit from a financial institution with a senior unsecured non-credit-enhanced long-term debt rating of A- or higher from S&P and A3 or higher from Moody’s.

“Approved Take Out Commitment” shall mean a Take Out Commitment (a) no less than 90% of which is issued by an Approved Take Out Party (with any remaining percentage being provided by TCC or any of its Affiliates, in an aggregate amount for all such Take Out Commitments provided by TCC and its Affiliates not to exceed $10,000,000) and (b) in which the funding obligation of the issuer of such Take Out Commitment is not subject to any material condition other than (i) completion of construction in accordance with all requirements of applicable law and agreed plans and specifications and by a date certain, (ii) issuance of a certificate of occupancy and (iii) in the event the underlying transaction involves a Qualifying Lease, the commencement of payment of rent thereunder by the tenant thereunder. Any Approved Take Out Commitment shall cease to be an Approved Take Out Commitment (x) if the issuer of such Take Out Commitment (other than TCC or any of its Affiliates) at any time no longer meets the definition of “Approved Take Out Party” (provided that the failure of one (but not more than one) such provider of a Take Out Commitment to satisfy the definition of “Approved Take Out Party” shall not result in the disqualification of such Take Out Commitment pursuant to this clause (x) so long as, at the time such Take Out Commitment was initially issued, such provider satisfied the definition of Approved Take Out Party and only failed to meet such definition due to its inability to meet the requirements outlined in (a) or (b) in the definition of “Approved Take Out Party” after the issuance of such Take Out Commitment), (y) to the extent the issuer of such Approved Take Out Commitment fails or refuses to fund under such Approved Take Out Commitment or notifies Holdings or any Subsidiary of its intention to not fund under such Approved Take Out Commitment or (z) at such time as Holdings or CBRE Services acquires actual knowledge that the Approved Take Out Commitment will not fund.

“Approved Take Out Party” shall mean a person that issues a Take Out Commitment and that satisfies any of the following criteria: (a) the senior unsecured non-credit-enhanced long-term debt of such person is rated BBB or higher by S&P or Baa2 or higher by Moody’s, (b) such person is an endowment or pension fund (or such Take Out Commitment is guaranteed by an endowment or pension fund) in compliance with ERISA and having net liquid assets and a consolidated net worth (including equity commitments) determined in accordance with GAAP (as reflected in its most recent annual audited financial statements issued within 12 months of the date of determination) of not less than $500,000,000, (c) such person is set forth on Schedule 1.01(c) or (d) such person is otherwise approved by the Administrative Agent after receipt of all information necessary to make such determination.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Available Cash” shall mean, on any date, the amount of cash and cash equivalents held by Holdings and the Subsidiaries on such date as determined in accordance with GAAP, less the amount thereof that is reflected as “Cash Surrender Value for Insurance Policy for Deferred Compensation Plan”, “Prepaid Pension Costs” or “restricted” on the most recent balance sheet of Holdings delivered pursuant to this Agreement.

“Available Tenor” shall mean, as of any date of determination and with respect to any then-current Benchmark for any Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.08(c)(iv).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of such Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” shall mean, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for Dollars, then “Benchmark” shall mean, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.08(c)(i) and (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euro, EURIBOR; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR or the then-current Benchmark for such Currency, then “Benchmark” shall mean, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.08(c)(i).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean, with respect to any Benchmark for any Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean, with respect to any then-current Benchmark for any Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.08(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.08(c)(i).

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 CFR § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall mean Relam Amsterdam Holdings B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aanprakelijkheid) organized under the laws of the Netherlands and registered with the trade register of the Chamber of Commerce (Kamer van Koophandel) under number 33245219, with its registered office at Basisweg 10, 1043 AP Amsterdam.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean Loans of the same Class and Type and in the same currency made, converted or continued on the same date and, in the case of a Fixed Rate Loan, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean $5,000,000 or €2,000,000, as the case may be.

“Borrowing Multiple” shall mean $1,000,000 or €500,000, as the case may be.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks in Charlotte, North Carolina and Amsterdam, the Netherlands are closed; provided, that when used in connection with SOFR Loans or a Base Rate Loan based on the Adjusted Term SOFR, the term “Business Day” shall also exclude any day which is not a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any person means, subject to Section 1.05, the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CBRE Clarion” shall mean CBRE Clarion Securities LLC, a Delaware limited liability company and an indirect majority-owned subsidiary of CBRE Clarion CRA Holdings, Inc.

“CBRE Clarion Units” shall mean the Class A Units and Class B Units of CBRE Clarion.

“CBRE CM” shall mean, collectively, (a) CBRE Capital Markets, Inc., a Texas corporation and (b) CBRE Capital Markets of Texas, L.P., a limited partnership under the laws of the State of Texas.

“CBRE CM Lending Program Securities” shall mean mortgage-backed securities or bonds issued by CBRE CM or any other Mortgage Banking Subsidiary supported by FHA Loans and Guaranteed by the Government National Mortgage Association or any other quasi-federal governmental agency or enterprise or government-sponsored entity, the proceeds of which securities or bonds are applied by CBRE CM or any other Mortgage Banking Subsidiary to refinance Indebtedness under a CBRE CM Mortgage Warehousing Facility.

“CBRE CM Loan Arbitrage Facility” shall mean a credit facility provided to CBRE CM by any depository bank in which a CBRE CM entity makes deposits, so long as (a) such CBRE CM entity applies all proceeds of loans made under such credit facility to purchase certain highly-rated debt instruments considered to be permitted short-term investments under such credit facility and (b) all such permitted short-term investments purchased by such CBRE CM entity with the proceeds of loans thereunder (and proceeds thereof and distributions thereon) are pledged to the depository bank providing such credit facility, and such bank has a first priority perfected security interest therein, to secure loans made under such credit facility.

“CBRE CM Loan Securitization Funds” shall mean one or more special purpose investment funds formed by CBRE CM solely for the purpose of originating, securitizing and selling investment tranches of commercial real estate loans.

“CBRE CM Mortgage Warehousing Facility” shall mean (a) a credit facility (whether in the form of a loan agreement or a repurchase agreement) provided by any bank or other financial institution extended to CBRE CM or any other Mortgage Banking Subsidiary in connection with any Mortgage Banking Activities, pursuant to which such lender makes loans to CBRE CM or any other Mortgage Banking Subsidiary, the proceeds of which loans are applied by CBRE CM (or any other Mortgage Banking Subsidiary) to fund commercial mortgage loans originated and owned by CBRE CM (or any other Mortgage Banking Subsidiary) subject to a commitment (subject to customary exceptions) to purchase such mortgage loans or mortgage-backed securities in respect thereof by (i) the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or any other quasi-federal governmental agency or enterprise or government-sponsored entity or its seller servicer or (ii) any other commercial conduit lender, in each case so long as (x) loans made by such lender to CBRE CM (or any other Mortgage Banking Subsidiary) thereunder are secured by a pledge of commercial mortgage loans made by CBRE CM (or any other Mortgage Banking Subsidiary) with the proceeds of such loans, and such lender has a perfected first priority security interest therein, to secure loans made under such credit facility and (y) in the case of loans to be sold to a commercial conduit lender, the related Indebtedness of the Mortgage Banking Subsidiary does not exceed a term of 180 days or a loan to value of 90% and (b) any other credit facility provided by any bank or other financial institution extended to CBRE CM or any other Mortgage Banking Subsidiary pursuant to which such lender makes loans to CBRE CM or any other Mortgage Banking Subsidiary, the proceeds of which loans are applied by CBRE CM (or any other Mortgage Banking Subsidiary) to fund FHA Loans, so long as such loans to CBRE CM (or any other Mortgage Banking Subsidiary) are repaid by CBRE CM (or any other Mortgage Banking Subsidiary) to such lender with the proceeds of the sale or issuance of CBRE CM Lending Program Securities.

“CBRE CM Permitted Indebtedness” shall mean Indebtedness of CBRE CM under the CBRE CM Loan Arbitrage Facility, a CBRE CM Mortgage Warehousing Facility, the CBRE CM Working Capital Facility, the CBRE CM Repo Arrangement and CBRE CM Lending Program Securities, and Indebtedness of any Mortgage Banking Subsidiary under a CBRE CM Mortgage Warehousing Facility that is, in all cases, non-recourse to CBRE Services or any of the other Subsidiaries.

“CBRE CM Repo Arrangement” shall mean an arrangement whereby mortgage loans originated by CBRE CM are funded by a third party lender or financial institution (a “CBRE CM Repo Party”) pursuant to an agreement whereby the CBRE CM Repo Party funds and purchases from CBRE CM such mortgage loans upon origination and sells such loans to CBRE CM prior to CBRE CM’s sale of such loans to the Federal Home Loan Mortgage Corporation or another counterparty.

“CBRE CM Working Capital Facility” shall mean a credit facility provided by a financial institution to CBRE CM, so long as (a) the proceeds of loans thereunder are applied only to provide working capital to CBRE CM, (b) loans under such credit facility are unsecured and (c) the aggregate principal amount of loans outstanding under such credit facility at no time exceeds $1,000,000.

“CBRE Loan Arbitrage Facility” shall mean a credit facility provided to CBRE Services or CBRE, Inc. by any depository bank in which CBRE Services or CBRE, Inc., as the case may be, makes deposits, so long as (a) CBRE Services or CBRE, Inc., as the case may be, applies all proceeds of loans made under such credit facility to purchase certain highly-rated debt instruments considered to be permitted short-term investments under such credit facility and (b) all such permitted short-term investments purchased by CBRE Services or CBRE, Inc., as the case may be, with the proceeds of loans thereunder (and proceeds thereof and distributions thereon) are pledged to the depository bank providing such credit facility, and such bank has a first priority perfected security interest therein, to secure loans made under such credit facility.

“CBRE Services” shall mean CBRE Services, Inc., a Delaware corporation.

“Change in Control” shall mean any of the following events:

(a) at any time, Holdings shall fail to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of the Borrower or CBRE Services; or

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that (i) a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”) and (ii) any person that is deemed to have beneficial ownership of shares solely as the result of being part of a group pursuant to Rule 13d-5(b)(1) shall be deemed not to have beneficial ownership of any shares held by a Permitted Investor forming a part of such group)), directly or indirectly, of more than 50 percent (50%) of the Equity Interests of Holdings; provided, however, that the Permitted Investors beneficially own (as defined above, except that in the event that the Permitted Investors are part of a group pursuant to Rule 13d-5(b)(1), the Permitted Investors shall be deemed not to have beneficial ownership of any shares held by persons other than Permitted Investors forming a part of such group), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Equity Interests of Holdings than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Equity Interests of a specified person held by a parent entity, if such other person is the beneficial owner (as first defined above), directly or indirectly, of more than 50% of the voting power of the Equity Interests of such parent entity and the Permitted Investors beneficially own (as second defined above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Equity Interest of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

(c) there shall have occurred under any indenture or other instrument evidencing any Material Indebtedness any “change in control” (however designated) or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating Holdings or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness provided for therein.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change in Control if (a) Holdings is or becomes a direct or indirect wholly-owned Subsidiary of a holding company, (b) such holding company beneficially owns, directly or indirectly, 100% of the Equity Interests of Holdings and (c) the direct or indirect holders of the Equity Interests of such holding company immediately following that transaction are substantially the same as the holders of Holdings Equity Interests immediately prior to that transaction.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A (Euro) Loans, Tranche A (USD) Loans or Other Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Tranche A (Euro) Commitment or a Tranche A (USD) Commitment.

“Closing Date” shall mean the date of this Agreement which is July 10, 2023.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Co-investment Vehicle” shall mean an entity (other than a Subsidiary) formed for the purpose of investing principally in real estate related assets.

“Commitment” shall mean, with respect to any Lender, such Lender’s Tranche A (Euro) Commitment or Tranche A (USD) Commitment.

“Common Stock” shall mean the Class A Common Stock of Holdings.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Conforming Changes” shall mean, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day,” the definition of “Eurocurrency Banking Day”, the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” shall mean,

for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted (or not included) in determining such Consolidated Net Income, the sum of

(i) consolidated interest expense (including deferred financing costs, letter of credit fees, and unrealized net losses on Hedging Obligations), (ii) consolidated income and other similar tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-recurring fees, expenses or charges in connection with the consummation and implementation of the Transactions or any Loan Modification Offer, (v) any non-recurring or unusual fees, expenses or charges (including those related to any equity issuance, any acquisition (including any integration costs related thereto), any other investment or incurrence of Indebtedness and/or payment of any actual or prospective legal settlement, litigation, fine, judgment or order), (vi) any expenses, accruals or reserves, and related costs and charges, that are directly attributable to identified restructurings, reorganizations, workplace optimizations and other similar initiatives, cost savings or technology initiatives, acquisitions and other investments, (vii) all other non-cash losses, expenses and charges of Holdings and its consolidated subsidiaries (excluding (x) the write-down of current assets and (y) any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures projected to be payable within 12 months from the date of such determination), (viii) all compensation expense to the extent the proceeds of which are substantially concurrently used by the employees receiving such compensation to purchase Common Stock from Holdings pursuant to an employee stock purchase plan of Holdings and its Subsidiaries, (ix) upfront fees or charges or loss arising from any Receivables Securitization for such period, (x) the aggregate amount of Consolidated Net Income for such period attributable to non-controlling interests of third parties in any non wholly-owned Subsidiary, excluding cash distributions in respect thereof to the extent already included in Consolidated Net Income, (xi) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Financial Accounting Standards Board’s Accounting Standards Codification No. 715, any non-cash deemed finance charges in respect of any pension liabilities, the curtailment or modification of pension and post-retirement employee benefit plans (including settlement of pension liabilities), (xii) pro forma adjustments related to any Specified Restructuring, including pro forma “run rate” cost savings, operating expense reductions and other synergies, in each case projected by CBRE Services in good faith to result from actions that have been taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (in each case, in the good faith determination of a Financial Officer of CBRE Services), in any such case, within any applicable Post-Transaction Period; provided that the aggregate amount of any such pro forma increase added to Consolidated EBITDA pursuant to this clause (xii) for any Reference Period and that would not be required or permitted to be included in a pro forma income statement in accordance with Regulation S-X of the Securities Act of 1933, as amended, shall not exceed an amount equal to 15.0% of Consolidated EBITDA for such Reference Period (calculated after giving effect to such add-backs), (xiii) pro forma adjustments related to any Specified Transaction, including pro forma

“run rate” cost savings, operating expense reductions and other synergies, in each case projected by CBRE Services in good faith to result from actions that have been taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (in each case, in the good faith determination of a Financial Officer of CBRE Services), in any such case, within any applicable Post-Transaction Period; provided that the aggregate amount of any such pro forma increase added to Consolidated EBITDA pursuant to this clause (xiii) for any Test Period and that would not be required or permitted to be included in a pro forma income statement in accordance with Regulation S-X of the Securities Act of 1933, as amended, shall not exceed an amount equal to 20.0% of Consolidated EBITDA for such Test Period (calculated after giving effect to such add-backs); provided further that, for the purpose of clauses (xii) and (xiii), (I) any such adjustments shall be included in Consolidated EBITDA for each Test Period ending on or prior to the last day of the first Test Period ending after the expiration of the applicable Post-Transaction Period and shall be calculated on a pro forma basis as though such adjustments had been realized on the first day of the relevant Test Period and shall be calculated net of the amount of actual benefits realized from such actions and (II) no such adjustments shall be added pursuant to clauses (xii) and (xiii) to the extent duplicative of any items otherwise added to or included in calculating Consolidated EBITDA (whether items included in the definition of Consolidated Net Income or otherwise) (it being understood that for purposes of the foregoing, “run rate” shall mean the full recurring benefit that is associated with any such action), (xiv) all non-cash charges of Holdings and its consolidated subsidiaries resulting from the amortization of the value or any fair value valuation of the CBRE Clarion Units or other investments (or the financial instruments related thereto), and all cash payments made in connection with the purchase or other acquisition of CBRE Clarion Units or other investments (or the financial instruments related thereto) and any other amounts for such period comparable to or in the nature of interest under any Receivables Securitization, and losses on dispositions of Receivables and related assets in connection with any Receivables Securitization for such period; (xv) adjustments with respect to carried interest incentive compensation resulting from the timing of revenues associated therewith; (xvi) the impact of fair value adjustments to real property acquired in connection with the acquisition of Telford Homes PLC and its Subsidiaries and sold, transferred or otherwise disposed of during such period; and (xvii) any non-recurring or unusual fees, expenses or charges associated with any Change in Law;

and minus (b) without duplication and to the extent added (or included) in determining such Consolidated Net Income,

(i) all cash payments made during such period on account of reserves and other noncash charges added to Consolidated Net Income pursuant to clause (a)(vii) above in a previous period, (ii) all non-cash gains of Holdings and its consolidated subsidiaries resulting from any fair value valuation of the CBRE Clarion Units or other investments (or the financial instruments related thereto), (iii) unrealized net gains on Hedging Obligations and (iv) to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, in each case as determined on a consolidated basis for Holdings and its Subsidiaries in accordance with GAAP; provided that

(I) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any person, property, business or asset acquired by Holdings or any Subsidiary during such period to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any related person, property, business or assets to the extent not so acquired) (each such person, property, business or asset acquired pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”) based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and

(II) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by Holdings or any Subsidiary to the extent not subsequently reacquired, reclassified or continued, in each case, during such period (each such person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”) based on the Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical pro forma basis.

“Consolidated Interest Expense” shall mean, for any period, (a) the sum of (i) the interest expense (including interest expense in respect of Capital Lease Obligations) of Holdings and its consolidated subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Indebtedness of Holdings or any of its consolidated subsidiaries that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, minus (b) to the extent otherwise included in Consolidated Interest Expense, (i) deferred financing costs, (ii) interest expense associated with any Non-Recourse Indebtedness, (iii) interest capitalized in accordance with GAAP in connection with the construction of real estate investments so long as the applicable consolidated subsidiary has obtained construction loan financing pursuant to which construction loan advances are made in the amount of such interest expense, (iv) interest expense associated with Exempt Construction Loans to the extent such interest expense is either fully supported by net operating income from the underlying real estate investment or is covered by advances under such Exempt Construction Loans, (v) interest expense associated with CBRE CM Permitted Indebtedness or Indebtedness under the CBRE Loan Arbitrage Facility, (vi) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, (vii) any expensing of bridge, arrangement, structuring, commitment or other financing fees or closing payments, (viii) any lease, rental or other expense in connection with lease obligations other than Capital Lease Obligations, (ix) Receivables fees, commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Securitization, (x) any accretion or accrual of, or accrued interest on discounted liabilities not constituting Indebtedness during such period and any prepayment, redemption, repurchase, defeasance, acquisition or similar premium, penalty or inducement or other loss in connection with the early refinancing or modification of Indebtedness paid or payable during such period, (xi) any one-time cash costs associated with breakage in respect of Hedging Agreements for interest rates and any payments with respect to make-whole and/or redemption premiums or other breakage costs in respect of any Indebtedness, (xii) any other non-cash interest expense, including capitalized interest, whether paid or accrued and (xiii) interest expense resulting from the application of purchase accounting to deferred purchase consideration or earn-out or similar obligations and (xiv) interest expense related to Indebtedness under short-term vendor receivables financing arrangements to the extent the aggregate principal amount of such Indebtedness at any time outstanding does not exceed $700,000,000. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Holdings or any of its consolidated subsidiaries with respect to interest rate Hedging Agreements.

“Consolidated Net Income” shall mean, for any period, the net income or loss of Holdings and its consolidated subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) any reduction for charges made or asset impairments recognized in accordance with Accounting Standards Codification 350-Goodwill and Other Intangible Assets or Accounting Standards Codification 360 – Property, Plant and Equipment and (b) any gains or losses attributable to sales of assets out of the ordinary course of business; provided further, that Consolidated Net Income for any period shall be increased (i) by cash received during such period by Holdings or any of its consolidated subsidiaries in respect of commissions receivable (net of related commissions payable to brokers) on transactions that were completed by any acquired business prior to the acquisition of such business and which purchase accounting rules under GAAP would require to be recognized as an intangible asset purchased, (ii) increased, to the extent otherwise deducted in determining Consolidated Net Income for such period, by the amortization of intangibles relating to purchase accounting in connection with any Acquisition and (iii) increased (or decreased, as the case may be), in connection with the sale of real estate during such period, to eliminate the effect of purchase price allocations to such real estate resulting from the consummation of any Acquisition.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Facilities” shall mean the term loan facilities provided for by this Agreement.

“Credit Rating” shall mean, as applicable, (a) the public corporate family rating of CBRE Services as determined by Moody’s from time to time, (b) the public corporate rating of CBRE Services as determined by S&P from time to time, (c) the public corporate rating of CBRE Services as determined by Fitch from time to time or (d) the long-term debt ratings assigned to the CBRE Services’ long-term senior, unsecured debt by Moody’s, S&P and/or Fitch from time to time.

“CRR” the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Currencies” shall mean Dollars and Euro, and “Currency” shall mean either of such Currencies.

“D&I Business” shall mean the real estate development and investment activities conducted by Holdings and its subsidiaries.

“D&I Subsidiary” shall mean any subsidiary of Holdings engaged principally in the D&I Business.

“Daily Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Daily Simple ESTR” shall mean, for any day (an “ESTR Interest Day”), with respect to any Borrowing denominated in Euros comprised of Tranche A (Euro) Loans, an interest rate per annum equal to the greater of (a) ESTR for the day that is five (5) Eurocurrency Banking Days prior to (i) if such ESTR Interest Day is a Eurocurrency Banking Day, such ESTR Interest Day or (ii) if such ESTR Interest Day is not a Eurocurrency Banking Day, the Eurocurrency Banking Day immediately proceeding such ESTR Interest Day and (b) 0.00%; provided, however, that if by 5:00 p.m. (Brussels time) on the second (2nd) Eurocurrency Banking Day immediately following any

ESTR Interest Day, ESTR in respect of such ESTR Interest Day has not been published on the ESTR Administrator’s Website, then ESTR for such ESTR Interest Day will be ESTR as published in respect of the first preceding Eurocurrency Banking Day for which ESTR was published on the ESTR Administrator’s Website; provided further that ESTR determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple ESTR for no more than three (3) consecutive ESTR Interest Days.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within two Business Days of the date required to be funded by it hereunder (unless (i) such Lender and at least one other unaffiliated Lender shall have notified the Administrative Agent and the Borrower in writing of their good faith determination that a condition to their obligation to fund Loans shall not have been satisfied and (ii) Lenders representing a majority in interest of the Commitments of the applicable Class shall not have advised the Administrative Agent in writing of their determination that such condition has been satisfied), (b) notified Holdings, the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) otherwise failed to pay over to the Administrative Agent or any other Lender any amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute; (d) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or (e) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, become the subject of a Bail-In Action; provided that (i) if a Lender would be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender as described in clause (d) above, the Administrative Agent may, in its discretion, determine that such Lender is not a “Defaulting Lender” if and for so long as the Administrative Agent is satisfied that such Lender will continue to perform its funding obligations hereunder, (ii) the Administrative Agent may, by notice to Holdings and the Lenders, declare that a Defaulting Lender is no longer a “Defaulting Lender” if the Administrative Agent determines, in its discretion, that the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply and (iii) a Lender shall not be a “Defaulting Lender” solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deferred Compensation Plan” shall mean the Deferred Compensation Plan for employees of CBRE Services and the Subsidiaries and any successor plan thereto, the 401(k) Restoration Plan of Insignia and any successor plan thereto and the Trammell Crow Company Deferred Compensation Plan and any successor thereto.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to Holdings and its consolidated subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is redeemable (other than solely for Qualified Stock), pursuant to a sinking fund obligation or otherwise, other than solely as a result of a change of control, asset sale event or casualty, eminent domain or condemnation event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale event or casualty, eminent domain or condemnation event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than contingent indemnification obligations and other contingent obligations not then due and payable) or (b) requires the payment of any cash dividend, in each case, at any time on or prior to the 91st day following the latest final maturity date for any of the Loans; provided, however, that (i) Equity Interests that are issued pursuant to any plan for the benefit of officers, directors, employees or consultants of the issuer thereof or by any such plan to such officers, directors, employees or consultants, shall not constitute Disqualified Stock solely because they may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations or as a result of such officer’s, director’s, employee’s or consultant’s termination, death or disability and (ii) Equity Interests that were not Disqualified Stock when issued shall not become Disqualified Stock solely as a result of the subsequent extension of the final maturity date of any of the Loans pursuant to Section 9.20 or otherwise.

“Dollar Equivalent” shall mean subject to Section 1.12, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a currency other than Dollars, the equivalent of such amount in Dollars determined by the Administrative Agent at such time in its sole discretion by reference to the most recent Spot Rate for such currency determined in respect of the most recent Revaluation Date for the purchase of Dollars with such currency.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Dutch Borrower” shall mean a Borrower organized under the laws of the Netherlands.

“Dutch Loan Party” shall mean any Loan Party organized under the laws of the Netherlands.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of changeover to or operation of a single or unified European currency.

“Environmental Laws” shall mean all applicable Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and binding agreements in each case, relating to protection of the environment, natural resources or human health and safety (to the extent relating to exposure to Hazardous Materials) or the Release of, or exposure to, Hazardous Materials, or the treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust, any other equity interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of any person, the issuing person and any and all warrants, rights or options to purchase any of the foregoing or other equity interests in any person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is or, is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan (other than a standard termination pursuant to Section 4041(b) of ERISA) or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any of its ERISA Affiliates of any intent to withdraw from a Multiemployer Plan, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or is in “endangered” or “critical” status within the meaning of Section 305 of ERISA; (h) the occurrence of a nonexempt “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or a “party of interest” (within the meaning of Section 3(14) of ERISA) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary; or (j) any Foreign Benefit Event.

“Erroneous Payment” has the meaning assigned thereto in Section 8.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 8.12(d).

“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 8.12(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 8.12(d).

“ESTR” shall mean, with respect to any Eurocurrency Banking Day, a rate per annum equal to the Euro Short Term Rate for such Eurocurrency Banking Day published by the ESTR Administrator on the ESTR Administrator’s Website.

“ESTR Administrator” shall mean the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“ESTR Administrator’s Website” shall mean the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

“ESTR Interest Day” shall have the meaning assigned to such term in the definition of “Daily Simple ESTR”.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.

“Euro” and “€” shall mean the single currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Banking Day” shall mean for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day; provided, that for purposes of notice requirements in Sections 2.03 and 2.10, in each case, such day is also a Business Day.

“Eurocurrency Rate” shall mean, for any Eurocurrency Rate Loan for any Interest Period, the greater of (a) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period, at approximately 11:00 a.m. (Brussels time) on the applicable Rate Determination Date and (b) the Floor.

“Eurocurrency Rate Loan” shall mean any Loan bearing interest at a rate based on the Adjusted Eurocurrency Rate.

“Eurocurrency Reserve Percentage” shall mean, for any day, the percentage which is in effect for such day as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Exchange Act” shall mean the Securities Exchange Act of 1934 (15 U.S.C. § 77 et seq.).

“Excluded Subordinated Indebtedness” shall mean Subordinated Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any time not to exceed $700,000,000.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income (i) by any Governmental Authority of the United States of America (or any political subdivision or taxing authority thereof or therein), or the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes; (b) any branch profits Taxes imposed by any Governmental Authority of the United States of America (or any political subdivision or taxing authority thereof or therein) or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding Tax that is imposed on amounts payable to such Lender or recipient pursuant to law in effect at the time such Lender or recipient becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.20(a); (d) any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.20(g); (e) any U.S. Federal withholding Taxes imposed under FATCA and (f) any Taxes imposed by the Netherlands on amounts payable to such recipient as a result of such recipient having a substantial interest (aanmerkelijk belang) within the meaning of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001) in a Dutch Loan Party.

“Exempt Construction Loan” shall mean any interim construction loan (or Guarantee thereof) (a) that is subject to or backed by an Approved Take Out Commitment or (b) in which the D&I Subsidiary that is the obligor of such construction loan has entered into a Qualifying Lease of the property securing such Exempt Construction Loan (or Guarantee thereof) and such lease supports a refinancing of the entire interim construction loan amount based upon prevailing permanent loan terms at the time the interim construction loan is closed. Notwithstanding the foregoing, construction loans (and Guarantees thereof) shall cease to be treated as Exempt Construction Loans in the event that any of the following occur: (i) the obligor of such Exempt

Construction Loan is in default beyond any applicable notice and cure periods of any obligations under the credit agreement relating to such Exempt Construction Loan; or (ii) the underlying real property securing such Exempt Construction Loan has not been sold by a date which is no later than 15 months (unless subject to or backed by an Approved Take Out Commitment, in which case no deadline for the sale of such real property shall apply) after completion of construction.

“Existing Credit Agreement” shall mean the Second Amended and Restated Credit Agreement dated as of January 9, 2015 (as amended, amended and restated or otherwise modified prior to the Closing Date), among Holdings, CBRE Services, the Borrower, the affiliates of the Borrower party thereto, the lenders party thereto and Wells Fargo Bank National Association, as administrative agent.

“Existing Loan Refinancing” shall mean the repayment in full, on the Closing Date, of the Loans (as defined in the Existing Credit Agreement).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements in respect thereof (and any legislation, regulations or other official guidance pursuant to, or in respect of, such intergovernmental agreements).

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“FHA Loans” shall mean commercial or multi-housing mortgage loans originated by CBRE CM (or any other Mortgage Banking Subsidiary) and insured by the Federal Housing Administration or any other governmental entity.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such person.

“Fitch” shall mean Fitch Ratings or any successor to the ratings agency business thereof.

“Fixed Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Adjusted Term SOFR or the Adjusted Eurocurrency Rate.

“Floor” shall mean a rate of interest equal to 0.00%.

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental

Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan and (d) the incurrence of any liability in excess of $5,000,000 (or the equivalent thereof in another currency) by Holdings, the Borrower or any of the Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and could reasonably be expected to result in the incurrence of any liability by Holdings, the Borrower or any of the Subsidiaries, or the imposition on Holdings, the Borrower or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $5,000,000 (or the equivalent thereof in another currency).

“Foreign Lender” shall mean, with respect to the Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Pension Plan” shall mean any plan that under applicable law of any jurisdiction other than the United States of America is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality, regulatory body, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supranational bodies (such as the European Union or the European Central Bank).

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) customary environmental indemnities and non-recourse carve-out guarantees requested by lenders in financing transactions secured by real property, (iii) guarantees in respect of Exempt Construction Loans or (iv) completion and budget guarantees.

“Guarantee Agreement” shall mean the Guarantee Agreement dated as of the Closing Date, substantially in the form attached hereto as Exhibit D, among the Borrower, Holdings, CBRE Services and the Administrative Agent for the benefit of the Lenders, together with each supplement thereto.

“Guarantee Release Date” shall have the meaning assigned to such term in Section 9.25(a).

“Guarantors” shall mean Holdings, CBRE Services and the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean, with respect to any person, the obligations of such person under Hedging Agreements.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding (i) with respect to clause (e), trade accounts payable and accrued obligations incurred in the ordinary course of business and (ii) only with respect to clauses (a) through (e), accrued obligations in respect of the Deferred Compensation Plan), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others (other than Guarantees by an Investment Subsidiary of any Indebtedness of any Co-investment Vehicle; provided that neither such Guarantee nor the related Indebtedness is recourse to Holdings, CBRE Services or any other Subsidiary (other than an Investment Subsidiary)), (h) all Capital Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit, (j) all obligations of such person in respect of bankers’ acceptances, (k) all obligations of such person pursuant to any Receivables Securitization to the extent such obligations are reflected as indebtedness on the balance sheet of Holdings and (l) the aggregate liquidation preference of all outstanding Disqualified Stock issued by such person. The Indebtedness of any person shall include all Indebtedness of any partnership, or other entity in which such person is a general partner, or other equity holder with unlimited liability other than

(x) Indebtedness which by its terms is expressly non-recourse to such person (subject to customary environmental indemnities or completion or budget guarantees, and subject to customary exclusions from liability by lenders in non-recourse financing transactions secured by real property (including by means of separate indemnification agreements or carve-out guarantees)) and (y) if such person is an Investment Subsidiary, the Indebtedness of a related Co-investment Vehicle. Notwithstanding the foregoing, in connection with the purchase of any business, Indebtedness shall not include post-closing payment adjustments to which the seller may become entitled so long as (i) such payment is to be determined by a final closing balance sheet or depends on the performance of such business after the closing of the purchase, (ii) at the time of closing, the amount of any such payment is not determinable and (iii) to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

“Indebtedness for Borrowed Money” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money (whether or not evidenced by bonds, debentures, notes, or similar instruments) or for the deferred purchase price of property or services (other than accounts payable in the ordinary course of such person’s business), (b) Capital Lease Obligations and (c) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other person of the kinds referred to in clause (a) or (b) above.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Insignia” shall mean Insignia Financial Group, Inc., a Delaware corporation.

“Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA (less the amount, if any, thereof consisting of interest or investment income on the deployment of the proceeds of CBRE CM Permitted Indebtedness or loans under the CBRE Loan Arbitrage Facility) for the most recent Test Period ended on or prior to such date of determination to (b) Consolidated Interest Expense for such period.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Loan with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment Subsidiary” shall mean (a) any Subsidiary engaged principally in the business of buying and holding real estate related assets in anticipation of selling such assets or transferring such assets, which assets may include securities of companies engaged principally in such business, (b) any Subsidiary engaged principally in the business of investing in and/or managing Co-investment Vehicles and (c) any D&I Subsidiary.

“IRS” shall mean the United States Internal Revenue Service.

“Lead Arranger” shall mean Wells Fargo Securities, LLC a in its capacity as sole lead arranger of the Credit Facilities.

“Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance.

“Leverage Ratio” shall mean, on any date, the ratio of (a) Total Debt less Available Cash on such date to (b) Consolidated EBITDA for the most recent Test Period ended on or prior to such date of determination.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. For the avoidance of doubt, the grant by any person of a license to use intellectual property owned by, licensed to or developed by such person and such licensing activity shall not constitute a grant by such person of a Lien on such intellectual property.

“Loan Documents” shall mean this Agreement, the Guarantee Agreement and each Loan Modification Agreement.

“Loan Modification Agreement” shall mean a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the other Loan Parties and one or more Accepting Lenders.

“Loan Modification Offer” shall have the meaning assigned to such term in Section 9.20(a).

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the Tranche A (Euro) Loans and the Tranche A (USD) Loans. Unless the context clearly indicates otherwise, the term “Loans” shall include any Other Term Loans.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a materially adverse effect on (a) the business, assets, operations or financial condition of CBRE Services and the Subsidiaries, taken as a whole, (b) the ability of CBRE Services and the Loan Parties (taken as a whole) to perform the payment obligations under the Loan Documents or (c) the rights of or remedies available to the Lenders under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Non-Recourse Indebtedness), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, CBRE Services and the Subsidiaries in an aggregate principal amount exceeding $400,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, CBRE Services or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, CBRE Services or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor to the ratings agency business thereof.

“Mortgage Banking Activities” shall mean (a) the origination of mortgage loans in respect of commercial and multi-family residential real property, and the sale or assignment of such mortgage loans and the related mortgages to another person (other than CBRE Services or any Subsidiary) within 120 days after the origination thereof (or thereafter, so long as the purchaser thereof is a quasi-federal governmental agency or enterprise or government-sponsored entity that shall have confirmed in writing its obligation to purchase such loans prior to such 120th day), provided, however, that in each case prior to origination of any mortgage loan, CBRE Services or a Mortgage Banking Subsidiary, as the case may be, shall have entered into a legally binding and enforceable agreement with respect to such mortgage loan with a person that purchases such loans in the ordinary course of business, (b) the origination of FHA Loans and (c) servicing activities related to the activities described in clauses (a) and (b) above.

“Mortgage Banking Subsidiary” shall mean CBRE CM and its subsidiaries that are engaged in Mortgage Banking Activities.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Guarantor Subsidiary” shall mean any subsidiary of Holdings that is not a Loan Party.

“Non-Public Lender” shall mean:

i.

until the publication of an interpretation of “public” as referred to in the CRR by the competent authority/ies: an entity which (x) assumes rights and/or obligations vis-à-vis a Dutch Borrower, the value of which is at least EUR 100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least EUR 100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and

ii.

as soon as the interpretation of the term “public” as referred to in the CRR has been published by the competent authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.

“Non-Recourse Indebtedness” shall mean Indebtedness of, or Guarantees by, an Investment Subsidiary; provided that (a) such Indebtedness is incurred solely in relation to the permitted investment or real estate development activities of such Investment Subsidiary and (b) such Indebtedness is not Guaranteed by, or otherwise recourse to, Holdings, CBRE Services or any Subsidiary other than an Investment Subsidiary (subject to customary environmental indemnities or completion or budget guarantees, and subject to customary exclusions from liability by lenders in non-recourse financing transactions secured by real property (including by means of separate indemnification agreements or carve-out guarantees)); provided further that, if any such Indebtedness is partially Guaranteed by or otherwise recourse to Holdings, CBRE Services or any Subsidiary other than an Investment Subsidiary, the portion of such Indebtedness not so Guaranteed or recourse shall be “Non-Recourse Indebtedness” hereunder.

“Obligations” shall have the meaning assigned to such term in the Guarantee Agreement.

“Other Connection Taxes” shall mean Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction of the Governmental Authority imposing such Tax (or any political subdivision or taxing authority thereof or therein) other than a connection arising solely as a result of entering into any Loan Document.

“Other Taxes” shall mean any and all present or future stamp, court or documentary intangible, recording, filing or similar Taxes or any other similar excise or property Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under or otherwise with respect to, any Loan Document except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(a)).

“Other Term Loan Maturity Date” shall mean the final maturity date of any Other Term Loan, as set forth in the applicable Loan Modification Agreement.

“Other Term Loan Repayment Date” shall mean each date on which the principal of any Other Term Loan is scheduled to be repaid, as set forth in the applicable Loan Modification Agreement.

“Other Term Loans” shall mean one or more Classes of term loans that result from a Permitted Amendment effected pursuant to a Loan Modification Offer.

“Participant Register” shall have the meaning assigned to such term in Section 9.04(g).

“Participating Member State” shall mean any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment Recipient” has the meaning assigned thereto in Section 8.12(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Performance Bond” shall mean any letter of credit, bond, guarantee or similar security device securing (a) the obligation of CBRE Services or any Subsidiary to complete construction of improvements to real property or (b) the obligations of CBRE Services or any Subsidiary under the terms of a client contract.

“Permitted Amendments” shall have the meaning assigned to such term in Section 9.20(c).

“Permitted Investors” shall mean any member of senior management of CBRE Services on the Closing Date.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA sponsored, maintained or contributed to by the Borrower or any ERISA Affiliate.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Post-Transaction Period” shall mean, (a) with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated and (b) with respect to any Specified Restructuring, the period beginning on the date such Specified Restructuring is initiated and ending on the last day of the second full consecutive fiscal quarter immediately following the date on which such Specified Restructuring is initiated.

“Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Property” shall mean any building, structure or other facility, together with the land upon which it is erected and any fixtures which are a part of the building, structure or other facility, located in the United States, and owned or leased or to be owned or leased by Holdings or any of its Subsidiaries, and in each case the net book value of which as of that date exceeds $50,000,000, other than any such land, building, structure or other facility or portion thereof which, in the opinion of the Board of Directors of Holdings (or any committee thereof duly authorized to act on behalf of such Board) by resolution determines in good faith not to be of material importance to the total business conducted by Holdings and its Subsidiaries, considered as one enterprise.

“Pro Forma Entity” shall mean any Acquired Entity or Business or any Sold Entity or Business.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Qualified Acquisition” shall mean any Significant Acquisition designated as such by Holdings to the Lenders at the time of the consummation thereof; provided that immediately after giving effect to such Significant Acquisition, no Default or Event of Default shall have occurred or be continuing or result therefrom.

“Qualified Stock” of any person shall mean any Equity Interest of such person that is not Disqualified Stock.

“Qualifying Lease” shall mean a lease agreement entered into by a D&I Subsidiary, as lessor, to lease the real property owned by such D&I Subsidiary upon completion of construction thereof to the extent that (a) the senior unsecured non-credit-enhanced long-term debt of the tenant or the guarantor of the tenant’s obligations under such lease is rated BBB- or higher by S&P or Baa3 or higher by Moody’s, (b) the obligation of such tenant to accept possession of such real property and begin paying rent under such lease is not subject to any material condition other than

(i) completion of construction in accordance with all requirements of applicable law and approved plans and specifications and on or before a date certain and (ii) issuance of a certificate of occupancy, (c) such lease has a non-cancelable primary term of 10 years or more and (d) such tenant has not failed or refused to perform under such lease agreement or notified TCC or the applicable D&I Subsidiary of its intention to not perform under such lease agreement (provided that the failure of one (but not more than one) tenant under a Qualifying Lease to meet the ratings criteria set forth in clause (a) above shall not result in the disqualification of such lease as a Qualifying Lease so long as, at the time such lease was entered into, such ratings criteria were satisfied, and such tenant only fails to satisfy such ratings criteria due to subsequent rating downgrades).

“Rate Determination Date” shall mean, with respect to any Interest Period, two Eurocurrency Banking Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Receivables” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a person pursuant to an arrangement with another person by which such other person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, and all proceeds thereof and rights (contractual or other) and collateral related thereto, and shall include, in any event, any items of property that would be classified as accounts receivable on the balance sheet of Holdings or any of the Subsidiaries prepared in accordance with GAAP or an “account”, “chattel paper”, an “instrument”, a “general intangible” or a “payment intangible” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” or “proceeds” (as so defined) of any such items.

“Receivables Securitization” shall mean, with respect to CBRE Services and/or any of the Subsidiaries, any transaction or series of transactions of securitizations involving Receivables pursuant to which CBRE Services or any Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary (or, in the case of a Foreign Subsidiary, may factor), and may grant a corresponding security interest in, any Receivables (whether now existing or arising in the future) of CBRE Services or any Subsidiary, and any assets related thereto including collateral securing such Receivables, contracts and all Guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with securitizations involving Receivables.

“Receivables Securitization Amount” shall mean, with respect to any Receivables Securitization, the amount of obligations outstanding under the legal documents entered into as part of such Receivables Securitization on any date of determination that would be characterized as principal if such Receivables Securitization were structured as a secured lending transaction rather than as a purchase.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender, any other person that (a) invests in bank loans and (b) is advised or managed by the same investment advisor as such Lender, by an Affiliate of such investment advisor or by such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment or within or upon any building subject to human occupation.

“Relevant Governmental Body” shall mean (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any other Currency, (i) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Repayment Date” shall mean a Tranche A (Euro) Repayment Date, a Tranche A (USD) Repayment Date or an Other Term Loan Repayment Date.

“Required Lenders” shall mean, at any time, Lenders having Loans and Term Loan Commitments (if any) representing at least a majority of the sum of all Loans outstanding and unused Term Loan Commitments (if any) at such time; provided that the Loans and unused Term Loan Commitments (if any) of any Defaulting Lender shall be disregarded (in both the numerator and the denominator) in the determination of the Required Lenders at any time.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Responsible Officer” shall mean, as to any person, the chief executive officer, president, chief financial officer, chief accounting officer, controller, treasurer or assistant treasurer of such person or any other officer of such person designated in writing by the Borrower or such person and reasonably acceptable to the Administrative Agent; provided that, to the extent requested thereby, the Administrative Agent shall have received a certificate of such person certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such person.

“Revaluation Date” shall mean, with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in Euros, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in Euros pursuant to Section 2.10, and (iii) such additional dates as the Administrative Agent shall determine.

“S&P” shall mean S&P Global Ratings or any successor to the ratings agency business thereof.

“Sale/Leaseback Transaction” shall mean an arrangement relating to Principal Property owned by Holdings or a Subsidiary of Holdings on the Closing Date or thereafter acquired by Holdings or a Subsidiary of Holdings whereby Holdings or a Subsidiary of Holdings transfers such property to a person and Holdings or a Subsidiary of Holdings leases it from such person.

“Sanctioned Country” shall mean at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Sanctioned Person” shall mean, at any time, (a) any person listed in any Sanctions-related list of designated persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority, (b) any person operating, organized or resident in a Sanctioned Country, (c) any person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such person or persons described in clauses (a) and (b), including a person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” shall mean any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions, imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state or His Majesty’s Treasury.

“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its principal functions.

“Secured Debt” shall mean, at any time, the Total Debt that is secured by a Lien.

“Securitization Subsidiary” shall mean any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Securitizations.

“Significant Acquisition” shall mean an Acquisition for aggregate consideration in excess of $300,000,000.

“Significant Subsidiary” shall mean, at any date of determination, any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such regulation is in effect on the Closing Date; provided that, solely for purposes of Section 7(g) and (h), “Significant Subsidiary” shall also include two or more Subsidiaries that, when considered in the aggregate as a single Subsidiary, would constitute a Significant Subsidiary.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Specified Restructuring” shall mean any restructuring initiative, cost saving initiative or other similar strategic initiative of Holdings or any of its Subsidiaries after the Closing Date described in reasonable detail in a certificate of a Responsible Officer delivered by CBRE Services to the Administrative Agent.

“Specified Transaction” shall mean, with respect to any period, any investment (including any Acquisition), sale, transfer or other disposition of assets or property outside the ordinary course of business.

“Spot Rate” shall mean subject to Section 1.12, for a Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such Currency with another currency at a time selected by the Administrative Agent in accordance with the procedures generally used by the Administrative Agent for Syndicated credit facilities in which it acts as administrative agent.

“Subordinated Indebtedness” shall mean unsecured Indebtedness of Holdings or CBRE Services, which may be Guaranteed on a subordinated basis by Holdings, CBRE Services, the Borrower or one or more Subsidiary Guarantors, that (a) is expressly subordinated to the prior payment in full in cash of the Obligations, on terms and conditions reasonably satisfactory to the Administrative Agent, (b) contains no financial “maintenance” covenants, (c) matures on or after the 180th day following the latest final maturity date for any of the Loans and has no scheduled amortization, payments of principal, sinking fund payments or similar scheduled payments (other than regularly scheduled payments of interest) prior to the 180th day following the latest final maturity date for any of the Loans and (d) in the case of any such Subordinated Indebtedness incurred after the Closing Date, provides that any such Guarantee by a Subsidiary shall be released automatically upon the Guarantee Release Date with respect to such Subsidiary.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation or more than 50% of the general partnership interests (other than the general partnership interests or similar interests owned, Controlled or held by CBRE Services or any Subsidiary in any Co-investment Vehicle) are, at the time any determination is being made, owned, Controlled or held.

“Subsidiary” shall mean any subsidiary of Holdings, including, for the avoidance of doubt, CBRE Services and the Borrower; provided, however, that no CBRE CM Loan Securitization Fund shall be deemed to be a Subsidiary for purposes of this Agreement or the other Loan Documents.

“Subsidiary Guarantor” shall mean each Domestic Subsidiary listed on Schedule 1.01(a) and each other Subsidiary that is or becomes a party to the Guarantee Agreement, in each case for so long as such Subsidiary Guarantees the Obligations.

“Take Out Commitment” shall mean a written obligation of a person either (a) to purchase real property and the improvements thereon for an amount sufficient to repay the interim construction loan used to acquire and construct such real property and improvements or (b) to provide debt and/or equity financing the proceeds of which are to be used to repay the interim construction loan used to acquire and construct real property and improvements thereon.

“TARGET2” shall mean the real-time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” shall mean any day on which TARGET2 is open for the settlement of payments in Euros.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TCC” shall mean Trammell Crow Company.

“Term Lender” shall mean a Lender with an outstanding Term Loan.

“Term Loan Commitments” shall mean the Tranche A (Euro) Commitments and the Tranche A (USD) Commitments.

“Term Loans” shall mean the Tranche A (Euro) Loans and the Tranche A (USD) Loans. Unless the context clearly indicates otherwise, the term “Term Loans” shall include any Other Term Loans.

“Term SOFR” shall mean,

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such ABR SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” shall mean any Loan that bears interest at a rate based on Adjusted Term SOFR other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Test Period” shall mean, for any determination under this Agreement, the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such date of determination (taken as one accounting period) in respect of which financials shall have been delivered to the Administrative Agent pursuant to Section 5.04(a) or (b), as applicable, for each fiscal quarter or fiscal year in such period; provided that, prior to the first date that such financials have been delivered pursuant to Section 5.04(a) or (b), as applicable, the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended March 31, 2023. A Test Period may be designated by reference to the last day thereof (i.e. the March 31, 2023 Test Period refers to the period of four consecutive fiscal quarters of the Borrower ended March 31, 2023), and a Test Period shall be deemed to end on the last day thereof.

“Total Assets” shall mean, at any date of determination, the total consolidated assets of Holdings and its consolidated Subsidiaries at such date determined on a consolidated basis in accordance with GAAP, calculated on a pro forma basis to give effect to the inclusion or exclusion of the assets of any Pro Forma Entity acquired or sold on such date, but excluding the consolidated assets of any Subsidiary with Non-Recourse Indebtedness.

“Total Debt” shall mean, at any time, the total Indebtedness for Borrowed Money of Holdings and its consolidated subsidiaries at such time, determined on a consolidated basis in accordance with GAAP, excluding (a) CBRE CM Permitted Indebtedness, (b) Non-Recourse Indebtedness, (c) Indebtedness of the type described in clause (i) of the definition of such term (and any Guarantee of such Indebtedness) and Indebtedness under Performance Bonds, in each case, except to the extent of any unreimbursed drawings thereunder, (d) Exempt Construction Loans of any D&I Subsidiary, (e) the amount of any Indebtedness supported by Approved Credit Support, (f) Indebtedness under the CBRE Loan Arbitrage Facility, (g) any Receivables Securitization and (h) Indebtedness under short-term vendor receivables financing arrangements to the extent the aggregate principal amount of such Indebtedness at any time outstanding does not exceed $700,000,000; provided that, at the election of the Borrower, Excluded Subordinated Indebtedness may also be excluded so long as the proceeds of such Excluded Subordinated Indebtedness are used to prepay any Secured Debt.

“Tranche A (Euro) Borrowing” shall mean a Borrowing denominated in Euros comprised of Tranche A (Euro) Loans.

“Tranche A (Euro) Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A (Euro) Loans hereunder as set forth on Schedule 2.01.

“Tranche A (Euro) Lender” shall mean a Lender with a Tranche A (Euro) Commitment or an outstanding Tranche A (Euro) Loan.

“Tranche A (Euro) Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a)(i) of this Agreement.

“Tranche A (Euro) Maturity Date” shall mean the date that is five years after the Closing Date.

“Tranche A (Euro) Repayment Date” shall have the meaning assigned to such term in Section 2.11(a)(i).

“Tranche A (USD) Borrowing” shall mean a Borrowing denominated in Dollars comprised of Tranche A (USD) Loans.

“Tranche A (USD) Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A (USD) Loans hereunder as set forth on Schedule 2.01.

“Tranche A (USD) Lender” shall mean a Lender with a Tranche A (USD) Commitment or an outstanding Tranche A (USD) Loan.

“Tranche A (USD) Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a)(ii) of this Agreement.

“Tranche A (USD) Maturity Date” shall mean the date that is five years after the Closing Date.

“Tranche A (USD) Repayment Date” shall have the meaning assigned to such term in Section 2.11(a)(ii).

“Transactions” shall mean, collectively, (a) the execution, delivery and performance of this Agreement and each other Loan Document and the making of the Borrowings hereunder, (b) the execution and delivery of the Guarantee Agreement, (c) the Existing Loan Refinancing and (d) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include Adjusted Term SOFR, the Adjusted Eurocurrency Rate and the Alternate Base Rate.

“U.K. Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” shall mean, in relation to a Lender or its direct or indirect parent company that is a solvent person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law on October 26, 2001)).

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.20(g)(ii)(B)(iii).

“wholly owned Subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person; provided that, if required by applicable law, ownership of up to 2% of the shares of a Foreign Subsidiary by a third party will not cause such subsidiary to cease to be a “wholly owned Subsidiary”.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any reference herein to any person shall be construed to include such person’s successors and assigns. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof. The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context clearly indicates otherwise. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

SECTION 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class or by Type (e.g., an “Adjusted Term SOFR Loan”) or by Class and Type (e.g., an “ Adjusted Term SOFR Tranche A (USD) Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Tranche A (USD) Loan Borrowing”) or by Type (e.g., an “Adjusted Term SOFR Borrowing”) or by Class and Type (e.g., an “Adjusted Term SOFR Tranche A (USD) Loan Borrowing”).

SECTION 1.04. Rounding. Any financial ratios, percentages or other amounts required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05. Accounting Terms. (a) Accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 5.04(a), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) All terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose to the extent that, without undue burden or expense, the Borrower, its auditors and/or its financial systems are capable of interpreting such provisions as if such change in GAAP had not occurred), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders; provided, further that all obligations of any person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements.

SECTION 1.06. References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including Anti-Corruption Laws, Anti-Money Laundering Laws, the Bankruptcy Code, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act, the Investment Company Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.07. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.08. Guarantees/Earn-Outs. Unless otherwise specified, (a) the amount of any Guarantee shall be the lesser of the amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee and (b) the amount of any earn-out or similar obligation shall be the amount of such obligation as reflected on the balance sheet of such person in accordance with GAAP.

SECTION 1.09. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person, and (b) if any new person comes into existence, such new person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.10. Covenant Compliance Generally. For purposes of determining compliance under Sections 6.01 and 6.02, (i) any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of Holdings and its Subsidiaries delivered pursuant to Section 3.05 or Section 5.04(a), as applicable, (ii) in the event that any Indebtedness, Lien, or other restricted action contained therein, as applicable, meets the criteria of more than one of the categories or sub-categories of transactions or items permitted pursuant to any clause of such Sections 6.01 and 6.02, the Borrower, in its sole discretion, may, from time to time, divide, classify and/or reclassify such transaction or item (or portion thereof) among any combination of one or more categories and will be required to include the amount and type of such transaction (or portion thereof) only in any one category at any time; provided that the reclassification described in this sentence shall be deemed to have occurred automatically with respect to any such transaction or item incurred or made pursuant to a “fixed amount” that later would be permitted on a pro forma basis to be incurred or made pursuant to a “percentage based amount” and (iii) any Indebtedness, Lien, or other restricted action contained therein need not be permitted solely by reference to one category but may instead be permitted in part under any combination thereof. Notwithstanding the foregoing, for purposes of determining compliance with Sections 6.01 and 6.02, with respect to any amount of Indebtedness in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.07 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness may be incurred at any time under such Sections.

SECTION 1.11. Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.08(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.12. Exchange Rates; Currency Equivalents. The Administrative Agent shall determine the Dollar Equivalent amounts of the Loans. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

SECTION 1.13. Dutch Terms. In this Agreement, where it relates to a Dutch person or the context so requires, a reference to:

(a) the Netherlands means the European part of the Kingdom of the Netherlands and Dutch means in or of The Netherlands;

(b) organizational documents means the articles of association (statuten), deed of incorporation (akte van oprichting) and an up-to-date extract of registration of the Trade Register of the Dutch Chamber of Commerce;

(c) a Lien or lien includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid); and

(d) a winding-up or liquidation (and any of those terms) includes declared bankrupt (failliet verklaard) or dissolved (ontbonden).

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) On the terms and subject to the conditions set forth herein and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, each Lender agrees severally and not jointly to make (i) Tranche A (Euro) Loans to the Borrower, in Euros, on the Closing Date in an aggregate principal amount not to exceed its Tranche A (Euro) Commitment and (ii) Tranche A (USD) Loans to the Borrower, in Dollars, on the Closing Date in an aggregate principal amount not to exceed its Tranche A (USD) Commitment. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum (except with respect to any Borrowing of Other Term Loans, to the extent otherwise provided in the related Loan Modification Agreement), or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Section 2.08, each Borrowing shall be comprised entirely of Daily Rate Loans or Fixed Rate Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Fixed Rate Borrowings of Term Loans being outstanding hereunder at any time (which number of Fixed Rate Borrowings may be increased or adjusted by agreement between Holdings and the Administrative Agent). For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 4:00 p.m., New York City Time, and the Administrative Agent shall promptly credit the amounts so received to an account in the name of the Borrower, designated by the Borrower in the applicable Borrowing Request, or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender for the first three days, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds for the applicable currency and for each day thereafter, the higher of such rate and the Alternate Base Rate (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall deliver in writing to the Administrative Agent a duly completed Borrowing Request (a) in the case of an Adjusted Eurocurrency Rate Borrowing, not later than 1:00 p.m., New York City time, four Eurocurrency Banking Days before a proposed Borrowing, (b) in the case of an Adjusted Term SOFR Borrowing, not later than 1:00 p.m., New York City time, three U.S. Government Securities Business Days before a proposed Borrowing and (c) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the Business Day of a proposed Borrowing; provided that any Borrowing Request on the Business Day of a proposed ABR Borrowing shall be irrevocable. Each Borrowing Request shall be signed by or on behalf of the Borrower and shall specify the following information: (i) the currency and Class of such Borrowing and whether such Borrowing is to be a Fixed Rate Borrowing or a Daily Rate Borrowing; provided that each Borrowing denominated in Euros shall be an Adjusted Eurocurrency Rate Borrowing and each Borrowing denominated in Dollars, at the option of the Borrower, may be an ABR Borrowing or an Adjusted Term SOFR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Fixed Rate Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, (x) each requested Borrowing shall comply with the requirements set forth in Section 2.02 and (y) except as expressly provided in Section 2.08, no Borrower may request a Daily Rate Borrowing that is denominated in any Currency other than Dollars. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Daily Rate Borrowing if denominated in Dollars and a Fixed Rate Borrowing with a one-month Interest Period otherwise. If no Interest Period with respect to any Fixed Rate Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing. Subject to Section 2.16, a Borrowing Request may be revoked by the Borrower at any time prior to 4:00 p.m., New York City time, on the Business Day prior to the proposed date of Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Term Loan of such Lender as provided in Section 2.11. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender on the Tranche A (Euro) Maturity Date the then unpaid principal amount of each Tranche A (Euro) Loan of such Lender made to the Borrower. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender on the Tranche A (USD) Maturity Date the then unpaid principal amount of each Tranche A (USD) Loan of such Lender made to the Borrower.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05. Fees. The Borrower agrees to pay (or cause to be paid) to the Administrative Agent, for its own account, the administrative fees at the times and in the amounts agreed to by CBRE Services, the Borrower and the Administrative Agent from time to time (the “Administrative Agent Fees”).

SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, (i) the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time and (ii) the Loans comprising each Daily Simple ESTR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to Daily Simple ESTR plus the Applicable Percentage in effect from time to time.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Fixed Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of Fixed Rate Borrowings denominated in Dollars, Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time and (ii) in the case of Fixed Rate Borrowings denominated in Euro, the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

(c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted Term SOFR or Adjusted Eurocurrency Rate, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Notwithstanding anything to the contrary in this Agreement, if any Daily Rate or any Fixed Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, when determined by reference to the Prime Rate , and (ii) 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00%.

SECTION 2.08. Alternate Rate of Interest. (a) Circumstances Affecting Fixed Rates. Subject to clause (c) below, in connection with any Fixed Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that if Adjusted Term SOFR or the Adjusted Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR or the Adjusted Eurocurrency Rate, as applicable, for the applicable Currency and the applicable Interest Period with respect to a proposed Term SOFR Loan or Eurocurrency Rate Loan, as applicable, on or prior to the first day of such Interest Period, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to an applicable Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (iii) with respect to any Fixed Rate Loan, the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered in the applicable Currency to banks in the London or other applicable offshore interbank market for the applicable Currency, amount or Interest Period of such Fixed Rate Loan, or (iv) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that if Adjusted Term SOFR or the Adjusted Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Adjusted Term SOFR or the Adjusted Eurocurrency Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period and, in the case of clause (iv), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Fixed Rate Loans in each such Currency, and any right of the Borrower to convert any Loan in each such Currency (if applicable) to or continue any Loan as a Fixed Rate Loan in each such Currency, shall be suspended (to the extent of the affected Fixed Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) until the Administrative Agent (with respect to clause (iv), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Adjusted Term SOFR Loans or Eurocurrency Rate Loans in each such affected Currency (to the extent of the affected Adjusted Term SOFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for a borrowing of an affected Term SOFR Loan, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in the amount specified therein and (II) in the case of any request for a borrowing of an affected Eurocurrency Rate Loan, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period and (II) any outstanding affected Loans denominated in Euros, at the Borrower’s election, shall either (1) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of Euros) immediately or at the end of the applicable Interest Period, (2) be converted into Daily Simple ESTR Loans denominated in Euros immediately or at the end of the applicable Interest Period or (3) be prepaid in full immediately or at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is the earlier of (x) three (3) Business Days after receipt by the Borrower of such notice or (y) with respect to a Fixed Rate Loan the last day of the current Interest Period, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

(b) Laws Affecting Rate Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any Term SOFR Loan or Eurocurrency Rate Loan, or to determine or charge interest based upon the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, the

Eurocurrency Rate or the Adjusted Eurocurrency Rate, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make Fixed Rate Loans in the affected Currency, and any right of the Borrower to convert any Loan denominated in Dollars to a Term SOFR Loan or continue any Loan as a Eurocurrency Rate Loan, as applicable, in the affected Currency or Currencies shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, (A) convert all Term SOFR Loans to ABR Loans or (B) convert all Eurocurrency Rate Loans to Daily Simple ESTR Loans denominated in Euros (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”), with respect to Eurocurrency Rate Loans or Term SOFR Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

(c) Benchmark Replacement Setting.

(i) Benchmark Replacement.

(a) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.08(c)(i)(a) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.08(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.08(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.08(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate or EURIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(d) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Fixed Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (I) in the case of any request for any affected Term SOFR Loans, if applicable, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in the amount specified therein and (II) in the case of any request for any Eurocurrency Rate Loan, if applicable, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period and (III) any outstanding affected Eurocurrency Rate Loans, at the Borrower’s election, shall either (1) be converted into Daily Simple ESTR Loans denominated in Euros immediately or at the end of the applicable Interest Period or (2) be prepaid in full immediately or at the end of the applicable Interest Period; provided that, with respect to any Eurocurrency Rate Loan, if no election is made by the Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

SECTION 2.09. Termination and Reduction of Commitments. (a) The Tranche A (Euro) Commitments shall be reduced dollar-for-dollar by the aggregate principal amount of the Tranche A (Euro) Loans made and, if not earlier terminated or reduced to zero, shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Tranche A (USD) Commitments shall be reduced dollar-for-dollar by the aggregate principal amount of the Tranche A (USD) Loans made and, if not earlier terminated or reduced to zero, shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date.

(b) Upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by a written notice) to the Administrative Agent, the Borrower may, without premium or penalty, at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments of any Class; provided, however, that each partial reduction of the Term Loan Commitments of any Class shall be in an integral multiple of the Borrowing Multiple and in a minimum amount equal to the Borrowing Minimum.

(c) Each reduction in the Term Loan Commitments of any Class hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments.

(d) Reductions and terminations of any Other Revolving Credit Commitments shall be as provided for in the applicable Loan Modification Agreement.

SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior notice to the Administrative Agent (a) not later than 1:00 p.m., New York City time, two Business Days prior to conversion, to convert any Adjusted Term SOFR Borrowing into an ABR Borrowing, (b) not later than 1:00 p.m., New York City time, three U.S. Government Securities Business Days prior to conversion or continuation, to convert any ABR Borrowing into an Adjusted Term SOFR Borrowing denominated in Dollars or to continue any Adjusted Term SOFR Borrowing as an Adjusted Term SOFR Borrowing for an additional Interest Period and (c) not later than 1:00 p.m., New York City time, four Eurocurrency Banking Days prior to conversion, to convert the Interest Period with respect to any Adjusted Eurocurrency Borrowing to another permissible Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Adjusted Term SOFR Loan or Adjusted Eurocurrency Rate Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv) if any Adjusted Term SOFR Borrowing or Adjusted Eurocurrency Rate Loan is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as an Adjusted Term SOFR Borrowing;

(vi) any portion of a Adjusted Term SOFR that cannot be converted into or continued as an Adjusted Term SOFR Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(vii) no Interest Period may be selected for any Adjusted Term SOFR Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (x) the Adjusted Term SOFR Borrowings comprised of Tranche A (USD) Loans or Other Term Loans, as applicable, with Interest Periods ending on or prior to such Repayment Date and (y) the ABR Borrowings comprised of Tranche A (USD) or Other Term Loans, as applicable, would not be at least equal to the principal amount of Adjusted Term SOFR Borrowings to be paid on such Repayment Date; and

(viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, an Adjusted Term SOFR Loan and any outstanding Adjusted Term SOFR Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted to an ABR Borrowing.

Each notice pursuant to this Section 2.10 shall refer to this Agreement and specify (a) the identity, amount and Class of the Borrowing that the Borrower requests be converted or continued, (b) whether such Borrowing is to be converted to or continued as an Adjusted Term SOFR Borrowing, a Eurocurrency Rate Borrowing or an ABR Borrowing; provided that each Borrowing denominated in Euros shall be an Adjusted Eurocurrency Rate Borrowing and each Borrowing denominated in Dollars may be an ABR Borrowing or an Adjusted Term SOFR Borrowing, (c) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (d) if such Borrowing is to be converted to or continued as a Fixed Rate Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Fixed Rate Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the applicable Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as an Adjusted Term SOFR Borrowing or a Eurocurrency Rate Borrowing with an Interest Period of one month.

SECTION 2.11. Repayment of Term Loan Borrowings. (a) (i) The Borrower shall pay to the Administrative Agent, for the account of the Tranche A (Euro) Lenders, on the last day of each fiscal quarter of each year (each, a “Tranche A (Euro) Repayment Date”), commencing on December 31, 2024, an aggregate amount equal to 1.25% of the principal amount of the Tranche A (Euro) Loans outstanding on the Closing Date (as adjusted from time to time pursuant to Sections 2.11(d) and 2.12), with the balance payable on the Tranche A (Euro) Maturity Date.

(ii) The Borrower shall pay to the Administrative Agent, for the account of the Tranche A (USD) Lenders, on the last day of each fiscal quarter of each year (each, a “Tranche A (USD) Repayment Date”), commencing on December 31, 2024, an aggregate amount equal to 1.25% of the principal amount of the Tranche A (USD) Loans outstanding on the Closing Date (as adjusted from time to time pursuant to Sections 2.11(d) and 2.12), with the balance payable on the Tranche A (USD) Maturity Date.

(iii) The Borrower shall pay to the Administrative Agent, for the account of the applicable Accepting Lenders, on each Other Term Loan Repayment Date, a principal amount of the Other Term Loans equal to the amount set forth for such date in the applicable Loan Modification Agreement (as adjusted from time to time to give effect to prepayments as provided for in the applicable Loan Modification Agreement), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) To the extent not previously paid, all Tranche A (Euro) Loans, Tranche A (USD) Loans and Other Term Loans shall be due and payable on the Tranche A (Euro) Maturity Date, the Tranche A (USD) Maturity Date and the applicable Other Term Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

(d) Following any conversion or exchange of any Affected Class of Term Loans pursuant to Section 9.20, the amortization schedule set forth above for such Affected Class will be deemed modified by eliminating pro rata from each of the remaining scheduled amortization payments for such Class an aggregate amount equal to the principal amount of Term Loans of Accepting Lenders of such Affected Class that accepted the related Loan Modification Offer.

SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three U.S. Government Securities Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Adjusted Term SOFR Loans, four Eurocurrency Banking Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Adjusted Eurocurrency Loans or written or fax notice (or telephone notice promptly confirmed by written or fax notice) on the Business Day of prepayment in the case of any ABR Loans, to the Administrative Agent before 1:00 p.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.

(b) Optional prepayments shall be applied to Classes of Loans as directed by the Borrower in the applicable notice of prepayment. Within each Class of Term Loans, optional prepayments shall be applied against the remaining scheduled amortization payments thereof as directed by the Borrower.

(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that a notice of optional prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13. [Reserved].

SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, any Lender, except any such reserve requirement that is reflected in the Adjusted Eurocurrency Rate;

(ii) subject any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any applicable interbank market any other condition affecting this Agreement or Fixed Rate Loans made by such Lender,

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender such additional amount or amounts (without duplication of amounts paid by the Borrower pursuant to Section 2.20) as will compensate such Lender for such additional costs incurred or reduction suffered; provided that such amounts shall be proportionate and non-discriminatory relative to the amounts that such Lender charges borrowers or account parties for such additional amounts incurred in connection with substantially similar facilities as determined by such Lender acting in good faith exercising reasonable credit judgment.

(b) If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity requirements) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such amounts shall be proportionate and non-discriminatory relative to the amounts that such Lender charges borrowers or account parties for such additional amounts incurred in connection with substantially similar facilities as determined by such Lender acting in good faith exercising reasonable credit judgment.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above, and setting forth in reasonable detail the basis on which such amount or amounts were calculated shall be delivered to the Borrower and shall be conclusive absent manifest error; provided that there shall be no requirement to provide reasonable detail in such certificate if the information contains (a) any confidential or price sensitive information or (b) any other information to the extent prohibited by law. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 20 days after its receipt of the same.

(d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

(e) For the avoidance of doubt, this Section 2.14 shall apply to all requests, rules, guidelines or directives concerning capital adequacy or liquidity requirements issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives concerning capital adequacy or liquidity requirements promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or United States financial regulatory authorities, regardless of the date adopted, issued, promulgated or implemented but solely to the extent any Lender requesting any such compensation described in this Section 2.14 is generally imposing such charges on similarly situated borrowers where the terms of other syndicated credit facilities permit it to impose such charges.

SECTION 2.15. [Reserved].

SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Fixed Rate Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Fixed Rate Loan to a Daily Rate Loan, or the conversion of the Interest Period with respect to any Fixed Rate Loan, in each case other than on the last day of the Interest Period in effect therefor or (iii) any Fixed Rate Loan to be made by such Lender (including any Fixed Rate Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment of any Fixed Rate Loan to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Fixed Rate Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period.

A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16, and setting forth in reasonable detail the basis on which such amount or amounts were calculated, shall be delivered to the Borrower and shall be conclusive absent manifest error and the Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 20 days after its receipt of the same.

SECTION 2.17. Pro Rata Treatment. Except as otherwise specified in this Agreement, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reduction of the Term Loan Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Loans or Commitments of a given Class.

SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means other than as a result of non-pro rata payments expressly permitted hereunder (including under Sections 2.08 and 2.17), obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender of a Class, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys due and owing by the Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available funds, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at the Administrative Agent’s Office to such account or accounts as may be specified by the Administrative Agent. The Administrative Agent will promptly distribute to each Lender its pro rata share (or other applicable share as provided herein) of such payment.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Administrative Agent Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error) in the applicable currency.

SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes; provided that if the Borrower or any Loan Party shall be required by applicable law to deduct or withhold any Taxes from such payments, then (i) only in the case of Indemnified Taxes and Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to Indemnified Taxes and Other Taxes payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or such Loan Party shall make such deductions or withholdings and (iii) the Borrower or such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender (whether directly or pursuant to Section 2.20(d)), as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 15 days after written demand therefor, for the full amount of (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.20(d).

(e) If the Borrower determines in good faith that a reasonable basis exists for contesting a Tax, the relevant Lender (or participant), or the Administrative Agent, as applicable, shall cooperate with the Borrower in challenging such Tax at the Borrower’s expense if requested by the Borrower. If a Lender (or participant) or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.20, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.20 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or participant) or the Administrative Agent (together with any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of such Lender (or participant) or the Administrative Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender (or participant) or the Administrative Agent in the event such Lender (or participant) or the Administrative Agent is required to repay such refund to such Governmental Authority.

(f) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is located, or pursuant to any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation and information reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate and shall upon reasonable request by the Borrower deliver to the Borrower and the Administrative Agent two further copies of any such documentation and information on or before the date that any such documentation and information expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent documentation and information previously delivered by it to the Borrower. Each Lender that shall become a participant or a Lender pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the documentation and information reasonably requested by the Borrower pursuant to this Section 2.20(g) provided that in the case of a participant such participant shall furnish all such documentation and information reasonably requested to the Lender from which the related participation shall have been purchased.

Notwithstanding the foregoing, after a request by the Borrower or Administrative Agent pursuant to (g)(i), in the event that the Borrower is not a U.S. Person, the Borrower will use reasonable efforts, if requested by the applicable Lender, to provide to such Lender all applicable documentation (together, if requested, with any English translations thereof, to the extent available) required to be completed by such Lender in order to receive any exemption or reduction of withholding Tax under the laws of the jurisdiction in which the Borrower is located, and such Lender shall not be required to complete, execute or submit any such documentation if such Lender is not reasonably satisfied that it is legally able to do so.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form); or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(i) Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.08, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iv) any Lender refuses to consent to a proposed amendment, waiver, consent or other modification of this Agreement or any other Loan Document which has been approved by the Required Lenders and which additionally requires the consent of such Lender for approval pursuant to Section 9.08(b), (v) any Term Lender refuses to consent to a proposed Loan Modification Offer with respect to its Term Loans or (vi) any Lender becomes a Defaulting Lender, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv), (v) or (vi) above, all its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification or that has ongoing funding requirements) to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) to the extent such approval would be required pursuant to Section 9.04 if an assignment of the applicable Loans or Commitments were being made to such assignee, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all other amounts accrued for the account of such Lender hereunder (including any amounts under Section 2.14, Section 2.16 and Section 2.20), in each case with respect to the Loans or Commitments subject to such assignment; provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14 or notice under Section 2.08 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.08, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.08 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

(b) If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.08 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.08 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22. Non-Public Lenders. Any Loan to the Borrower shall at all times be provided by a Lender that is a Non-Public Lender.

ARTICLE III

Representations and Warranties

Each of Holdings, CBRE Services and the Borrower represents and warrants to the Administrative Agent and each of the Lenders that:

SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and each Significant Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization to the extent such concept is applicable (in the case of good standing, except where the failure to be in good standing could not reasonably be expected to result in a Material Adverse Effect), (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02. Authorization. The execution, delivery and performance by the Loan Parties of the Loan Documents to which each is or will be a party and the consummation by the Loan Parties of the Transactions (including the borrowings by the Borrower hereunder) (a) have been duly authorized by all requisite corporate, partnership and, if required, stockholder and partner action and (b) will not (i) violate (x) any provision of law, statute, rule or regulation in any material respect, or of the certificate or articles of incorporation, partnership agreements or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary, (y) any order of any Governmental Authority or (z) any provision of any indenture, agreement or other instrument to which Holdings or the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound in any material respect, (ii) or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings, CBRE Services and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 3.04. [Reserved].

SECTION 3.05. Financial Statements. Holdings has heretofore furnished to the Lenders (a) its consolidated balance sheets and statements of comprehensive income, operations, equity and cash flows as of and for the fiscal year ended December 31, 2022, audited by and accompanied by the opinion of KPMG LLP, independent public accountants and (b) its unaudited consolidated balance sheets and statements of comprehensive income, operations, equity and cash flows as of and for the fiscal quarter ended March 31, 2023. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (b) above.

SECTION 3.06. No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2022.

SECTION 3.07. Litigation. There are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.08. Federal Reserve Regulations. (a) None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of Regulation T, U or X.

SECTION 3.09. Investment Company Act. None of Holdings, the Borrower or any Subsidiary (other than any Investment Subsidiary) is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.10. Patriot Act; FCPA; OFAC. (a) Holdings, the Borrower and the Subsidiaries are in compliance, in all material respects, with (i) (x) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and those administered by the U.S. Department of State and any other enabling legislation or executive order relating thereto and (y) Sanctions, and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act. No part of the proceeds of the Loans will be used by Holdings, the Borrower or any of the Subsidiaries for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.

(b) None of Holdings, the Borrower or any Subsidiary or, to the knowledge of Holdings or the Borrower, any director, officer, agent or employee of Holdings, the Borrower or any Subsidiary, (i) is a person on the list of “Specially Designated Nationals and Blocked Persons” or any other Sanctions-related list of designated persons maintained by the United States Treasury Department or the U.S. Department of State or by the United Nations Security Council, the

European Union or any member state of the European Union, or His Majesty’s Treasury of the United Kingdom, (ii) is operating, organized or resident in a country or territory which is itself the target of Sanctions, (iii) is any person 50% or more owned or otherwise controlled by any such person or persons or (iv) is the subject of any Sanctions; and none of Holdings, the Borrower or any Subsidiary will use the proceeds of the Loans for the purpose of financing the activities of any Sanctioned Person, or in any Sanctioned Country.

SECTION 3.11. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the preliminary statement to this Agreement.

SECTION 3.12. [Reserved].

SECTION 3.13. No Material Misstatements. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (other than projections and forward-looking information, pro forma financial information or information of a general economic or industry specific nature), when taken as a whole together with any reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be, do not contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading as of the time when made or delivered; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule. As of the Closing Date, all of the information included in the Beneficial Ownership Certification is true and correct.

ARTICLE IV

Conditions of Lending

SECTION 4.01. [Reserved].

SECTION 4.02. Closing Date. The effectiveness of this Agreement is subject to the satisfaction of the following conditions:

(a) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Simpson Thacher & Bartlett LLP, counsel for Holdings and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and (ii) each foreign counsel listed on Schedule 4.02(a), in form and substance reasonably satisfactory to the Administrative Agent, in each case (x) dated on the Closing Date, (y) addressed to the Administrative Agent and the Lenders and (z) covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Holdings and the Borrower hereby requests such counsel to deliver such opinions.

(b) The Administrative Agent shall have received (i) a copy of the certificate, articles of incorporation or partnership agreement (or comparable organizational document), including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or comparable entity) of the jurisdiction of its organization, and a certificate as to the good standing (where such concept is applicable) of each Loan Party as of a recent date, from such Secretary of State (or comparable entity); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated on the Closing Date and certifying (w) that attached thereto is a true and complete copy of the by-laws (or comparable organizational document) of such Loan Party as in effect on the Closing Date and at all times since the date of the resolutions described in clause (x) below, (x) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or partners (or comparable governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (y) that the certificate, articles of incorporation or partnership agreement (or comparable organizational document) of such Loan Party have not been amended since the date of the last amendment thereto (if applicable, as shown on the certificate of good standing furnished pursuant to clause (i) above) and (z) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(c) The Administrative Agent shall have received a certificate, dated on or shortly prior to the Closing Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions precedent set forth in Section 4.02(f).

(d) The Administrative Agent shall have received a certificate of a Financial Officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent (which certificate shall be substantially similar to the corresponding certificate delivered in connection with the closing of the Existing Credit Agreement).

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced two days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(f) (i) The representations and warranties set forth in Article III shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall have been true and correct in all materials respect as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing.

(g) The Existing Loan Refinancing shall have occurred (or shall occur substantially concurrently with the Closing Date).

(h) The Administrative Agent shall have received, at least two (2) Business Days prior to the Closing Date, all documentation and other information reasonably requested by it (on behalf of itself or any Lender) at least 10 Business Days prior to the Closing Date in order for the Administrative Agent and Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(i) The Guarantee Agreement and all other documents required by Section 5.09, shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date.

(j) The Administrative Agent shall have received counterparts of this Agreement that, when taken together, bear the signatures of Holdings, CBRE Services, the Borrower and each Lender set forth on Schedule 2.01.

(k) The Administrative Agent shall have received a notice of Borrowing as required by Section 2.03.

ARTICLE V

Affirmative Covenants

Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan and all fees and other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of the Significant Subsidiaries to:

SECTION 5.01. Existence; Businesses and Properties; Compliance with Laws. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) as otherwise permitted under Section 6.04 or (ii) in the case of any Significant Subsidiaries, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) except as permitted under Section 6.04, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary to the conduct of its business and (ii) comply and cause all Subsidiaries to comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, including Environmental Laws, whether now in effect or hereafter enacted.

(c) (i) Notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (ii) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

SECTION 5.02. [Reserved].

SECTION 5.03. [Reserved].

SECTION 5.04. Financial Statements, Reports, etc. In the case of Holdings, furnish to the Administrative Agent (which shall furnish such statements, certificates or other documents received pursuant to this Section 5.04 to each Lender):

(a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such consolidated subsidiaries for such year, together with comparative figures for the immediately preceding fiscal year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified as to the scope of such audit or as to “going concern” (except for any such qualification solely with respect to or resulting from an upcoming maturity of any Indebtedness of CBRE Services or its Subsidiaries or any potential inability to satisfy any financial maintenance covenant on a future date or in a future period (or, other than in the case of any financial maintenance covenant included herein, any actual inability to satisfy any financial maintenance covenant on a future date or in a future period)) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such consolidated subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.05 and 6.06;

(d) [Reserved];

(e) [Reserved];

(f) promptly after the same become publicly available, copies of all material reports filed by Holdings and CBRE Services with the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(g) [Reserved]; and

(h) subject to applicable law and third party confidentiality agreements entered into by Holdings or the Borrower in the ordinary course of business, promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, as the Administrative Agent may reasonably request (including on behalf of any Lender).

The Borrower and Holdings hereby acknowledge and agree that all financial statements and certificates furnished pursuant to paragraphs (a), (b) and (c) above (i) are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.01 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such section and (ii) shall be deemed to have been delivered on the date on which CBRE Services or Holdings (x) posts such documents, or provides a link thereto on CBRE Services’ website on the Internet at http://cbre.com or such other website with respect to which CBRE Services may from time to time notify the Administrative Agent and to which the Lenders have access or (y) files a Form 10-K or 10-Q for the relevant fiscal period, as applicable, with the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be.

SECTION 5.05. Notices of Default. Furnish to the Administrative Agent (which shall furnish such notice to each Lender) prompt written notice of any Event of Default or Default upon any Responsible Officer obtaining actual knowledge thereof, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto.

SECTION 5.06. [Reserved].

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP and all material requirements of law are made of all dealings and transactions in relation to its business and activities. Subject to applicable law and third party confidentiality agreements entered into by the Loan Parties in the ordinary course of business, each Loan Party will, and will cause each of its Subsidiaries to, provided that, in the absence of an Event of Default, such visits and inspections shall be limited to once per fiscal year, permit any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of Holdings, the Borrower or any Subsidiary at reasonable times and as often as reasonably requested (but in all events upon reasonable prior notice) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances and condition of Holdings, the Borrower or any Subsidiary with the officers thereof.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans only for the purposes described in Section 3.11 and not request any Borrowing or Loans and the Borrower shall not knowingly use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not knowingly use, the proceeds of any Borrowing or Loans, directly or indirectly, for any purpose prohibited by Section 3.08(b) or Section 3.10.

SECTION 5.09. Additional Loan Parties. Holdings will cause any existing and any subsequently acquired or organized Domestic Subsidiary which provides a Guarantee in respect of any Material Indebtedness to become party to the Guarantee Agreement and each other applicable Loan Document; provided that (i) no such Domestic Subsidiary that is not “100% owned” (as defined in Rule 3-10(h)(i) of Regulation S-X of Securities Act of 1933) shall be required at any time to Guarantee any of the Obligations to the extent that such a Guarantee would, directly or indirectly, result in Holdings or CBRE Services being required to file separate financial statements of each of the Subsidiary Guarantors with the SEC and such separate financial statements are not otherwise being provided to the SEC at such time, (ii) the requirements described in this Section

5.09 shall not apply to any Domestic Subsidiary for which the provision of a Guarantee pursuant to the Guarantee Agreement would be prohibited by applicable law of any jurisdiction to which it is subject or would result in adverse tax consequences to Holdings or its Subsidiaries and (iii) the Guarantee of any Obligations by any such Domestic Subsidiary shall be automatically released if such release is necessary to comply with the immediately preceding proviso or the provisions of Section 9.25.

ARTICLE VI

Negative Covenants

Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan and all fees and other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing:

SECTION 6.01. Indebtedness. Holdings and the Borrower will not cause or permit any of the Non-Guarantor Subsidiaries to incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the Closing Date and set forth in Schedule 6.01(a) and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased and neither the final maturity nor the weighted average life to maturity of such Indebtedness is shortened;

(b) intercompany Indebtedness of the Non-Guarantor Subsidiaries (including, for the avoidance of doubt, any such Indebtedness owing to CBRE Services, the Borrower or any Guarantor);

(c) Indebtedness under Performance Bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(d) (i) CBRE CM Permitted Indebtedness, Indebtedness under the CBRE Loan Arbitrage Facility, Exempt Construction Loans, Indebtedness in respect of any Receivables Securitization, to the extent the aggregate Receivables Securitization Amount attributable at any time in respect of all Receivables Securitizations does not exceed $500,000,000 and Non-Recourse Indebtedness, (ii) Indebtedness under short-term vendor receivables financing arrangements to the extent the aggregate principal amount of such Indebtedness at any time outstanding does not exceed $700,000,000 and (iii) short-term Indebtedness in connection with the investment management business of CBRE Services and its Subsidiaries to the extent the aggregate principal amount of such Indebtedness at any time outstanding does not exceed $500,000,000;

(e) Indebtedness of any person existing at the time such person is acquired by CBRE Services or a Subsidiary in connection with an acquisition and not incurred in anticipation or contemplation thereof and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased and neither the final maturity nor the weighted average life to maturity of such Indebtedness is shortened;

(f) (i) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $1,000,000,000 and (ii) Indebtedness under local credit facilities in an aggregate principal amount at any time outstanding not in excess of $500,000,000;

(g) (i) Non-Guarantor Subsidiaries may incur Indebtedness at any time if, after giving effect thereto, the aggregate principal amount of all Indebtedness incurred by Non-Guarantor Subsidiaries pursuant to this paragraph (g) and outstanding at such time does not exceed 20% of Total Assets at such time (after giving pro forma effect to any assets to be acquired in connection with the incurrence of such Indebtedness) and (ii) Indebtedness of non-wholly owned Subsidiaries that are not Significant Subsidiaries;

(h) Any Indebtedness arising under guarantees entered into pursuant to Section 2:403 of the Dutch Civil Code in respect of a Subsidiary incorporated in the Netherlands and any residual liability with respect to such guarantees arising under Section 2:404 of the Dutch Civil Code; and

(i) Any joint and several liability in respect of Tax as a result of a fiscal unity (fiscale eenheid) for Dutch Tax purposes of which the Borrower is the parent company.

SECTION 6.02. Liens. Holdings and the Borrower will not, nor will they cause or permit any of the Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of CBRE Services and its Subsidiaries existing on the Closing Date and (i) set forth in Schedule 6.02(a) or (ii) encumbering property or assets with a fair market value on the Closing Date of less than $10,000,000; provided that such Liens shall secure only those obligations which they secure on the Closing Date and extensions, renewals and replacements thereof permitted hereunder;

(b) any Lien created under the Loan Documents;

(c) (I) any Lien existing on any property or asset prior to the acquisition thereof by CBRE Services or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of CBRE Services or any Subsidiary; and (II) any Liens on property to secure the payment of all or any part of the purchase price of such property, or Liens on property to secure any Indebtedness incurred prior to, at the time of, or within 18 months after, the latest of the acquisition of such property or the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, the construction or the making of the improvements;

(d) Liens for Taxes, fees, assessments or other governmental charges not yet due, or if material, which are being contested in good faith by appropriate proceedings and adequate reserves are maintained in accordance with GAAP;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable, or if material, which are being contested in good faith by appropriate proceedings and adequate reserves are maintained in accordance with GAAP;

(f) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of CBRE Services or any of its Subsidiaries;

(i) Liens arising out of judgments or awards in respect of which Holdings, CBRE Services or any of the Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(j) Liens on investments made by CBRE CM in connection with the CBRE CM Loan Arbitrage Facility to secure Indebtedness under the CBRE CM Loan Arbitrage Facility, if such investments were acquired by CBRE CM with the proceeds of such Indebtedness;

(k) Liens on investments made by CBRE Services or CBRE, Inc., in connection with the CBRE Loan Arbitrage Facility to secure Indebtedness under the CBRE Loan Arbitrage Facility, if such investments were acquired by CBRE Services or CBRE, Inc., as the case may be, with the proceeds of such Indebtedness;

(l) Liens on mortgage loans originated and owned or held by CBRE CM or any Mortgage Banking Subsidiary pursuant to any CBRE CM Mortgage Warehousing Facility or the CBRE CM Repo Arrangement, and Liens in connection with CBRE CM Lending Program Securities;

(m) Liens on Receivables securing any Receivables Securitization permitted to be outstanding under Section 6.01;

(n) any Lien existing on any property or asset of any person that exists at the time such person becomes a Subsidiary; provided that (i) such Lien was not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any property or assets of CBRE Services or any other Subsidiary;

(o) Liens arising solely by virtue of any statutory, common law or contractual provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution or relating to Liens on brokerage accounts, including any liens or rights to set-off arising under articles 24 or 25 respectively of the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken);

(p) Liens on the assets or Equity Interests of an Investment Subsidiary to secure Exempt Construction Loans, Non-Recourse Indebtedness and Guarantees thereof;

(q) Liens securing Indebtedness of CBRE Services or any of its Subsidiaries owing to CBRE Services or any of its Subsidiaries;

(r) any Lien in relation to personal property acquired by CBRE Limited in the ordinary course of its normal business; provided that such Lien shall be permitted only if (i) it is given by CBRE Limited (as buyer) in favor of a seller of the personal property, (ii) it secures (and only secures) all or part of the purchase price for the personal property and (iii) it is discharged within 60 days of its creation;

(s) any security in relation to personal property acquired by CBRE Limited that is created or provided for by (i) a transfer of an account receivable or chattel paper, (ii) a lease for a term of more than one year, or (iii) a commercial consignment, that does not secure payment or performance of an obligation (all terms used in Section 6.02(r) and (s) and not defined in this Agreement have the meaning specified thereto in the New Zealand Personal Property Securities Act 1999); and

(t) other Liens not permitted by the foregoing; provided that, at the time of the incurrence thereof, neither the obligations secured thereby nor the aggregate fair market value of the assets subject thereto, together with all amounts with respect to all Sale/Leaseback Transactions permitted under the last sentence of Section 6.03, shall exceed 12.5% of Total Assets at the time.

SECTION 6.03. Sale Leasebacks. Holdings and the Borrower will not, and will not permit any Subsidiary to, enter into any Sale/Leaseback Transaction for the sale and leasing back of any Principal Property unless:

(a) such transaction was entered into prior to the Closing Date;

(b) such transaction was for the sale and leasing back to Holdings or any of its Wholly Owned Subsidiaries of any Principal Property by one of its Subsidiaries;

(c) such transaction involves a lease for not more than three years (or which may be terminated by Holdings or its Subsidiaries within a period of not more than three years);

(d) CBRE Services would be entitled to incur Indebtedness secured by a Lien with respect to such Sale/Leaseback Transaction without equally and ratably securing the Loans; or

(e) CBRE Services or any Subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business (including the purchase or development of other Principal Property) or to the retirement of Indebtedness that is pari passu with the Loans (including the Loans) within 365 days before or after the effective date of any such Sale/Leaseback Transaction.

Notwithstanding the restrictions set forth in clauses (a) through (e) above, CBRE Services and any Subsidiary may enter into any Sale/Leaseback Transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction, together with such amounts with respect to all Sale/Leaseback Transactions and all secured obligations or aggregate fair market value of assets subject to Liens under Section 6.02(t), does not exceed 12.5% of Total Assets calculated as of the closing date of the Sale/Leaseback Transaction.

SECTION 6.04. Fundamental Changes. (a) Neither Holdings, CBRE Services nor the Borrower may consolidate with or merge into any other entity or convey, transfer or lease their properties and assets substantially as an entirety to any entity, unless:

(i) the successor or transferee entity, if other than Holdings, CBRE Services or the Borrower, as the case may be, is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia (or, in the case of the Borrower, the Netherlands) and expressly assumes by an amendment executed and delivered to the trustee, in form reasonably satisfactory to the Administrative Agent, the due and punctual payment of the principal of and any interest on all the outstanding Loans and the performance of every covenant and obligation in this Agreement to be performed or observed by Holdings, CBRE Services or the Borrower, as the case may be;

(ii) immediately after giving effect to such transaction, no Event of Default, as defined in this Agreement, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(iii) within 30 days of such consolidation, merger, conveyance, transfer or lease, Holdings, CBRE Services or the Borrower, as the case may be, has delivered to the Administrative Agent an Officer’s Certificate and an opinion of counsel stating that such occurrence, and, if an amendment is required in connection with such occurrence, such amendment, comply with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for Holdings, CBRE Services or the Borrower, as the case may be, as obligor or guarantor on the Loans, as the case may be, with the same effect as if it had been named in the Agreement as the Holdings, CBRE Services or the Borrower, as the case may be. As a result, the successor entity may exercise the rights and powers of the Holdings, CBRE Services or the Borrower, as the case may be, under this Agreement, and Holdings, CBRE Services or the Borrower, as the case may be, shall be released from all liabilities and obligations under this Agreement and, as the case may be, under the Loans or guarantee thereof.

(b) No Subsidiary Guarantor may consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

(i) the successor or transferee entity, if not a Subsidiary Guarantor prior to such merger, conveyance, transfer or lease, shall be a person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and expressly assumes, by a supplemental indenture, all the obligations of such Subsidiary under its guarantee; provided, however, that the foregoing shall not apply in the case of a Subsidiary Guarantor (x) that has been, or will be as a result of the subject transaction, disposed of in its entirety to another person (other than to Holdings, the Borrower or an affiliate of Holdings or the Borrower), whether through a merger, consolidation or sale of Equity Interests or assets or (y) that, as a result of the disposition of all or a portion of its Equity Interests, ceases to be a Subsidiary;

(ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(iii) other than the case where the Guarantor is the successor entity, within 30 days of such consolidation, merger, conveyance, transfer or lease, the Borrower has delivered to the Administrative Agent an Officer’s Certificate and an opinion of counsel stating that such occurrence and, if an amendment is required in connection with such occurrence, such amendment comply with the foregoing provisions relating to such transaction.

SECTION 6.05. Interest Coverage Ratio. Holdings will not permit the Interest Coverage Ratio on the last day of any fiscal quarter to be less than 2.00 to 1.00.

SECTION 6.06. Maximum Leverage Ratio. Holdings will not permit the Leverage Ratio on the last day of any fiscal quarter to be greater than (i) 4.25 to 1.00 or (ii) for the first four full fiscal quarters following the consummation of a Qualified Acquisition, 4.75 to 1.00.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) failure to make any payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) failure to make any payment of any interest on any Loan or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d) failure by Holdings, CBRE Services or the Borrower to observe or perform any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by Holdings, CBRE Services, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof being delivered from the Administrative Agent or the Required Lenders to the Borrower;

(f) (i) Holdings, CBRE Services, the Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness has expired, or (ii) default in the observance or performance of any other agreement or condition relating to any Material Indebtedness (other than the Loans) or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity (any applicable grace period having expired); provided that this clause (ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (y) Indebtedness existing on the Closing Date which by its terms provides for an option by the payee thereof to require repayment prior to the scheduled maturity thereof;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, CBRE Services, the Borrower or any Significant Subsidiary, or of a substantial part of the property or assets of Holdings, CBRE Services, the Borrower or a Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, CBRE Services, the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of Holdings, CBRE Services, the Borrower or any Significant Subsidiary or (iii) the winding-up or liquidation of Holdings, CBRE Services or the Borrower; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) Holdings, CBRE Services, the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, CBRE Services, the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of Holdings, CBRE Services, the Borrower or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing (including any person having filed a notice under Section 36 of the Tax Collection Act of The Netherlands (Invorderingswet 1990), provided that this does not include the situation where such notice is deemed to be filed by reason only of any notice for the postponement of tax liability payments, including the actual postponement of such payments, that is filed in accordance with the Decree of the Dutch State Secretary for Finance of 3 March 2020, number 2021-38397 (Besluit noodmaatregelen coronacrisis), or any successor thereof );

(i) one or more enforceable judgments for the payment of money in an aggregate amount in excess of $400,000,000 shall be rendered against Holdings, CBRE Services, the Borrower, any Subsidiary or any combination thereof, which judgment is not fully covered by insurance of an independent, third-party insurance company that has been notified of such judgment and has not denied coverage, and the same shall remain undischarged, unvacated or unbonded pending appeal for a period of 60 consecutive days during which execution shall not be effectively stayed;

(j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;

(k) any Guarantee under the Guarantee Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms or the terms of this Agreement), or any Guarantor shall deny in writing that it has any further liability under the Guarantee Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents); or

(l) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Holdings, CBRE Services or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings, CBRE Services or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints, designates and authorizes Wells Fargo Bank, National Association, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as provided in Section 8.06 and Section 8.09, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lead Arranger, the Lenders and their respective Related Parties, and neither Holdings nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions.

(b) It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02. Rights as a Lender. The person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as the Administrative Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

SECTION 8.03. Exculpatory Provisions. (a) The Administrative Agent, the Lead Arranger and their respective Related Parties shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Lead Arranger and their respective Related Parties:

(i) shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii) shall not, have any duty to disclose, and shall not be liable for the failure to disclose to any Lender or any other person, any credit or other information relating concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of Holdings, the Borrower or any of their respective Subsidiaries or Affiliates that is communicated to, obtained by or otherwise in the possession of the person serving as the Administrative Agent, the Lead Arrangers or their respective Related Parties in any capacity, except for notices, reports and other documents that are required to be furnished by the Administrative Agent to the Lenders pursuant to the express provisions of this Agreement; and

(iv) shall not be required to account to any Lender for any sum or profit received by the Administrative Agent for its own account.

(b) The Administrative Agent, the Lead Arranger and their respective Related Parties shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.08 and Article VII) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default and indicating that such notice is a “Notice of Default” is given to the Administrative Agent by Holdings, the Borrower or a Lender.

(c) The Administrative Agent, the Lead Arranger and their respective Related Parties shall not be responsible for or have any duty or obligations to any Lender or Participant or any other person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) [reserved] or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) Neither the Lead Arranger nor any person named on the cover page of this Agreement as a Co-Syndication Agent (or their respective Affiliates) shall have any duties, obligations or liability under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or Administrative Agent), but all such persons shall have the benefit of the indemnities provided for hereunder.

SECTION 8.04. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, consent, communication, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person, including any certification pursuant to Section 8.09. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for Holdings and the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Lender that has signed this Agreement or a signature page to an Assignment and Acceptance or any other Loan Document pursuant to which it is to become a Lender hereunder shall be deemed to have consented to, approved and accepted and shall deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or that is to be acceptable or satisfactory to such Lender.

SECTION 8.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06. Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and subject to the consent (not to be unreasonably withheld or delayed) of the Borrower (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such person, remove such person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent or relating to its duties as Administrative Agent that are carried out following its retirement or removal, including, without limitation, any actions taken in connection with the transfer of agency to a replacement or successor Administrative Agent.

SECTION 8.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, the Lead Arranger or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, the Lead Arranger or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of Holdings, the Borrower and their Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, the Lead Arranger or any of their respective Related Parties to any Lender as to any matter, including whether the Administrative Agent, the Lead Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender expressly acknowledges, represents and warrants to the Administrative Agent and the Lead Arranger that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of making, acquiring, purchasing or holding any other type of financial instrument, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, the Lead Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of Holdings, the Borrower and their Subsidiaries, all applicable bank or other regulatory applicable laws relating to the Transactions and the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender also acknowledges that (i) it will, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to Holdings, the Borrower and their Subsidiaries and (ii) it will not assert any claim in contravention of this Section 8.07.

SECTION 8.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder, but each such person shall have the benefit of the indemnities and exculpatory provisions hereof.

SECTION 8.09. Guaranty Matters. Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Subsidiary Guarantor from its obligations under any Loan Documents if such person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents, as certified by the Borrower; provided that the release of Subsidiary Guarantors comprising substantially all of the credit support for the Obligations shall be subject to Section 9.08(b)(viii). Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement pursuant to this Section 8.09. In each case as specified in this Section 8.09, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to release such Guarantor from its obligations under the Subsidiary Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 8.09 as certified by the Borrower.

SECTION 8.10. [Reserved].

SECTION 8.11. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or the Commitments or this Agreement;

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Lead Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.12. Erroneous Payments. (a) Each Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 8.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including, without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 9.04 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 8.12 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 8.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Nothing in this Section 8.12 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail or fax, as follows:

(a) if to the Borrower or Holdings, to it in care of the Borrower at CBRE Services, Inc., 50 S 16th St Suite 3000, Philadelphia, PA 19102, Attention of Maria Minetti, Chief Tax Officer & Treasurer, Email: Maria.Minetti@cbre.com, with a copy to be sent to 555 E Lancaster Ave Suite 120, Radnor, PA 19087, Attention of Dan Mcculley, Senior Vice President, Email: Dan.Mcculley@cbre.com;

(b) if to Wells Fargo Bank, National Association, as Administrative Agent, to Wells Fargo Bank, National Association, Attention: Syndication Agency Services, MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, NC 28262, Telephone (704) 590-2706, Fax No.: (844) 879-5899, Email: Agencyservices.requests@wellsfargo.com; and

(c) if to a Lender, to it at its address (or fax number or e-mail address) set forth in its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by e-mail or fax or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Holdings, the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered to Holdings or the Borrower at the e-mail address provided from time to time by such person to the Administrative Agent. Holdings and the Borrower may each change the address or e-mail address for service of notice and other communications by a notice in writing to the other parties hereto.

Holdings hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to Holdings, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request or a notice pursuant to Section 2.10, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, Holdings and the Borrower agree, and agree to cause the Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

Holdings and the Borrower hereby acknowledge that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of Holdings and the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). Holdings and the Borrower hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Holdings and the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Holdings or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or words of similar import); and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or words of similar import).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower, CBRE Services or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, CBRE Services, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of all the Lenders.

SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, CBRE Services, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment of Term Loans by a Lender to a Lender or an Affiliate or Related Fund of a Lender which does not result in any increased costs or other additional amounts being paid by the Borrower, (x) the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consents shall not be unreasonably withheld or delayed), provided, however, that the consent of the Borrower shall not be required to any such assignment during the continuance of any Event of Default, and (y) (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or €5,000,000, as applicable, (or, in each case, if less, the entire remaining amount of such Lender’s Commitment or Loans), provided that such minimum amount shall be aggregated for two or more simultaneous assignments to or by two or more Related Funds, (ii) the parties to each such assignment shall (x) electronically execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (y) manually execute and deliver to the Administrative Agent an Assignment and Acceptance and, except in the case of an assignment by a Lender to an Affiliate or Related Fund of such Lender, pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced at the discretion of the Administrative Agent), provided that only one such fee shall be payable in the case of concurrent assignments to persons that, after giving effect thereto, will be Related Funds and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any applicable tax forms. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid). Each party hereto agrees that an assignment required pursuant to Section 2.21 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balances of its Term Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any Subsidiary or the performance or observance by Holdings, the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, and solely with respect to their own respective Loans and Commitments, as applicable, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire (including any tax documentation required therein) completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if any, and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e), and it shall be the sole responsibility of each assignee to confirm such recordation.

(f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant and solely to the extent that such participant agrees to comply with the requirements of Section 2.20(g) as though it were a Lender) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participants hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participant has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participant has an interest, increasing or extending the Commitments in which such participant has an interest or release all or substantially all of the value of the Guarantees).

(g) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to the Borrower, the Administrative Agent, or any other person (including the identity of any participant or any information relating to a participant’s interest in the Commitments, Loans, or other Obligations) except to the extent necessary to establish that such Commitments, Loans, or other Obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(i) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(j) Except as otherwise permitted under this Agreement, none or Holdings, CBRE Services or the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void. Notwithstanding anything herein to the contrary, the Borrower may assign to any wholly owned Subsidiary (the “New Borrower”) all or a portion of its rights and duties hereunder (including, for the avoidance of doubt, any liabilities with respect to any Loans outstanding hereunder) so long as (x) such Subsidiary is organized under the laws of any of Canada (or any Province thereof), any Participating Member State or the United Kingdom, (y) the Administrative Agent and each Lender shall be reasonably satisfied that the Lenders may make loans and other extensions of credit to such Subsidiary in such Subsidiary’s jurisdiction in compliance with applicable laws and regulations and without being subject to any unreimbursed or unindemnified Tax or other expense and (z) the Administrative Agent (including on behalf of each applicable Lender) shall have received any and all documentation and other information with respect to such Subsidiary that it reasonably requests in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. Upon the execution and delivery by the Administrative Agent, Holdings, CBRE Services, the Borrower and the New Borrower of an assignment agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which assignment shall provide, among other things, for the irrevocable and unconditioned guarantee of the obligations of such New Borrower hereunder by Holdings, CBRE Services and the Borrower), such New Borrower shall become the Borrower and a party to this Agreement.

(k) Assignment or transfer to or assumption by any person of Commitments or Loans with respect to a Dutch Borrower shall only be permitted if such person is a Non-Public Lender.

SECTION 9.05. Expenses; Indemnity. (a) The Borrower and Holdings agree, jointly and severally, to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the reasonable and documented fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and (ii) all reasonable and documented out of pocket expenses incurred by any Lender (including the reasonable fees, charges and disbursements of any counsel for any Lender), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder.

(b) The Borrower and Holdings agree, jointly and severally, to indemnify the Administrative Agent, each Lender and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Excluded Taxes), including reasonable fees, charges and disbursements of one firm of counsel, and, to the extent necessary, a single firm of local counsel in each appropriate local jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest, a single firm of counsel for all affected Indemnitees, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any actual or threatened claim, litigation, investigation or proceeding, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), relating to the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby and the use of the proceeds of the Loans; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any Related Party thereof, (x) are related to any material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) in addition to clause (x) above, are related to any claim brought by the Borrower or any of its Subsidiaries against an Indemnitee or a Related Party thereof for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from disputes solely among Indemnitees that do not involve an act or omission by Holdings, the Borrower or any of their Affiliates except that the Administrative Agent, each Lender and each Lead Arranger shall be indemnified in their capacities as such to the extent that none of the exceptions set forth in clause (x) or (y) applies to such Indemnitee at such time.

(c) To the extent that Holdings and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Term Loans and unused Commitments at the time.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each hereby waives, any claim against any the Indemnitees and each other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable within 30 days of written demand therefor.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time then due and owing by such Lender to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings then existing under this Agreement and other Loan Documents (to the extent such obligations of Holdings or the Borrower are then due and payable (by acceleration or otherwise)) held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b) Except as otherwise set forth in this Agreement, neither this Agreement, nor any other Loan Document, nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of any scheduled principal payment or payment of any interest on any Loan or payment of any fees accrued hereunder or waive or excuse any such payment or any part thereof without the prior written consent of each Lender directly and adversely affected thereby, (ii) extend any scheduled principal payment date or date for the payment of any interest on any Loan without the prior written consent of each Lender directly and adversely affected thereby, (iii) decrease the rate of interest on any Loan, without the prior written consent of each Lender directly and adversely affected thereby, (iv) increase or extend the Commitment or decrease or extend the date for payment of any fees of any Lender without the prior written consent of each Lender directly and adversely affected thereby, (v) amend or modify the pro rata requirements of Section 2.17 without the prior written consent of each Lender directly and adversely affected thereby, (vi) amend or modify the provisions of Section 9.04(k) or the provisions of this Section 9.08 without the prior written consent of each Lender, (vii) amend or modify the provisions of Section 2.18 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the prior written consent of each Lender, (viii) release all or substantially all the value of the Guarantees, without the prior written consent of each Lender, (ix) [reserved], (x) reduce the percentage contained in the definition of the term “Required Lenders” without the consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments are included on the date of this Agreement), or (xi) reduce the number or percentage of the Lenders required to consent, approve or otherwise take any action under the Loan Documents without the prior written consent of each Lender affected thereby; provided further that (w) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, (x) amendments, waivers or modifications described in clauses (i) through (xi) above shall be subject only to the consent requirements expressly set forth in each such clause, (y) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including, without limitation, amendments, supplements or waivers to the Guarantee Agreement or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Guarantee Agreement or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (z) the Administrative Agent may amend this Agreement to make any technical, administrative or operational changes related thereto that the Administrative Agent, after consultation with the Borrower, decides may be appropriate with respect to any New Borrower.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter dated June 6, 2023, between CBRE Services and the Administrative Agent, and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive general jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and its and its Affiliates’ officers, directors, trustees, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, are subject to customary confidentiality obligations of professional practice or agree in writing to be bound by the terms of this paragraph (or language substantially similar to this paragraph) (and to the extent a person’s compliance is within the control of the Administrative Agent or Lender, the Administrative Agent or such Lender will be responsible for such compliance)), (ii) to the extent required or requested by any Governmental Authority or representative thereof or regulatory authority having jurisdiction over it (including any self-regulatory authority or representative thereof) or pursuant to legal process or otherwise as required by applicable law, (iii) in connection with the exercise of any remedy or the enforcement of any right under this Agreement or any other Loan Document in any litigation or arbitration action or proceeding relating thereto, to the extent such disclosure is reasonably necessary in connection with such litigation or arbitration action or proceeding (provided that the Borrower shall be given notice thereof and a reasonable opportunity to seek a protective court order with respect to such Information prior to such disclosure (it being understood that the refusal by a court to grant such a protective order shall not prevent the disclosure of such Information thereafter)), (iv) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (x) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, or (y) any actual or prospective counterparty (or its advisors) to any swap, derivative or other transaction under which payments are to be made by reference to Holdings, the Borrower or any of their respective Subsidiaries and their respective obligations, this Agreement or payments thereunder, (v) with the consent of the Borrower, (vi) to the extent such Information becomes publicly available from a source that is not subject to the confidentiality provisions of this Section 9.16 (or any language or agreements substantially similar to this paragraph) or (vii) to the extent such information is independently developed by the Administrative Agent, such Lender without the use of confidential information in breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from the Borrower or Holdings and related to the Borrower or Holdings or their business, other than any such information that was available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or Holdings. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information. Nothing in any Loan Document shall prevent disclosure of any confidential information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents, or any transaction carried out in connection with any transaction contemplated thereby, to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU proscribed by the European Union.

SECTION 9.17. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each party in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Loan Parties contained in this Section 9.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.18. [Reserved].

SECTION 9.19. [Reserved].

SECTION 9.20. Loan Modification Offers. (a) Holdings and the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Loans and/or Commitments (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments (as defined in paragraph (c) below) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to Holdings or the Borrower, as the case may be. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than ten (10) Business Days nor more than thirty (30) Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b) Holdings, the Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders of the Affected Class (including any amendments necessary to treat the Loans and Commitments of the Accepting Lenders of the Affected Class as Other Term Loans. Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 9.20 unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions and/or an officer’s certificate consistent with those delivered on the Closing Date under Section 4.02(a) and (b).

(c) “Permitted Amendments” shall be (i) an extension of the final maturity date of the applicable Loans and/or Commitments of the Accepting Lenders (provided that such extensions may not result in having more than one additional final maturity date under this Agreement in any year without the consent of the Administrative Agent), (ii) a reduction or elimination of the scheduled amortization of the applicable Loans of the Accepting Lenders and (iii) change in the Applicable Percentage with respect to the applicable Loans and/or Commitments of the Accepting Lenders (including by implementation of a “floor” or “spread adjustment”) and the payment of additional fees to the Accepting Lenders (any such increase and/or payments to be in the form of cash, Equity Interests or other property to the extent not prohibited by this Agreement).

SECTION 9.21. [Reserved].

SECTION 9.22. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings, CBRE Services and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings, CBRE Services and the Borrower, which information includes the name and address of Holdings, CBRE Services and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings, CBRE Services and the Borrower in accordance with the USA PATRIOT Act.

SECTION 9.23. No Advisory or Fiduciary Responsibility. Holdings and the Borrower acknowledge and agree, and acknowledge the understanding of the other Loan Parties and the respective Affiliates of each of the foregoing, that (a) the Credit Facilities and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) constitute an arm’s-length commercial transaction between Holdings, the Borrower, the other Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Lead Arranger, on the other hand, and Holdings, the Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transactions and the transactions contemplated by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (b) in connection with the process leading to the Transactions, each of the Administrative Agent, the Lenders and the Lead Arranger is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for Holdings, the Borrower, any other Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other person, (c) none of the Administrative Agent, the Lenders and the Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of Holdings, the Borrower or any other Loan Party with respect to any of the Transactions or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, any Lender or the Lead Arranger has advised or is currently advising Holdings, the Borrower, any other Loan Party or any of their respective Affiliates on other matters) and none of the Administrative Agent, the Lenders and the Lead Arranger has any obligation to Holdings, the Borrower, any other Loan Party or any of their respective Affiliates with respect to the Transactions except those obligations expressly set forth herein and in the other Loan Documents, (d) the Administrative Agent, the Lenders and the Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrower, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, the Lenders and the Lead Arranger has any obligation to disclose any such interest by virtue of any advisory, agency or fiduciary relationship and (e) the Administrative Agent, the Lenders and the Lead Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the Transactions (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of Holdings, the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.

SECTION 9.24. [Reserved].

SECTION 9.25. Release of Guarantees. (a) Notwithstanding any other provision of this Agreement or the Guarantee Agreement, any Guarantees made by any Subsidiary Guarantor under the Guarantee Agreement shall be automatically released on a Business Day specified by Holdings (a “Guarantee Release Date”), provided that:

(1) Holdings shall have given written notice to the Administrative Agent at least five (5) Business Days prior to such Guarantee Release Date, specifying the proposed Guarantee Release Date and the Subsidiary Guarantors to be released;

(2) on the Guarantee Release Date, upon the effectiveness of the release of such Subsidiary Guarantor hereunder, such Subsidiary Guarantor shall not Guarantee any Material Indebtedness;

(3) no Default or Event of Default shall have occurred and be continuing as of such Guarantee Release Date; and

(4) on such Guarantee Release Date, the Administrative Agent shall have received a certificate, dated such Guarantee Release Date and executed on behalf of Holdings by a Responsible Officer of Holdings, confirming the satisfaction of the condition set forth in clauses (2) and (3) above.

(b) The Lenders hereby expressly authorize the Administrative Agent to, and the Administrative Agent hereby agrees to, execute and deliver to the Loan Parties all such instruments and documents as the Loan Parties may reasonably request to effectuate, evidence or confirm any release provided for in this Section 9.25, all at the sole cost and expense of the Loan Parties. Any execution and delivery of documents pursuant to this Section 9.25 shall be without recourse to or representation or warranty by the Administrative Agent.

(c) Without limiting the provisions of Section 9.05, Holdings and the Borrower shall reimburse the Administrative Agent upon demand for all costs and expenses, including fees, disbursements and other charges of counsel, incurred by any of them in connection with any action contemplated by this Section 9.25.

SECTION 9.26. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any of the Lenders, Administrative Agent or Lead Arranger (collectively, the “Lender Parties”) that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender Party party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.27. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.27, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 9.28. Power of Attorney. If any Dutch Loan Party is represented by an attorney in connection with the signing and/or execution of this Agreement (including by way of accession to this Agreement) or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

SECTION 9.29. Borrower Representative. The Borrower hereby irrevocably appoints CBRE Services as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all amendments and modifications hereto. Each party hereto agrees that each acknowledgment, consent, direction, certification or other action in connection herewith which might otherwise be valid or effective only if given or taken by the Borrower shall be valid and effective if given or taken by CBRE Services, whether or not any the Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to CBRE Services in accordance with the terms of this Agreement shall be deemed to have been delivered to the Borrower.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

CBRE GROUP, INC., as Holdings

/s/ Maria Minetti
Name: Maria Minetti
Title: Senior Vice President, Chief Tax Officer and Treasurer

RELAM AMSTERDAM HOLDINGS B.V., as Borrower

/s/ Elizabeth Thetford
Name: Elizabeth Thetford
Title: Managing Board Member

CBRE SERVICES, INC.

/s/ Maria Minetti
Name: Maria Minetti
Title: Senior Vice President, Chief Tax Officer and Treasurer

[Signature Page to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

by	/s/ Brian Gilstrap
Name: Brian Gilstrap
Title: Director

[Signature Page to Credit Agreement]

Bank of America N.A., as a Lender

by
/s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Senior Vice President

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

by
/s/ Delia Rodillas
Name: Delia Rodillas
Title: Vice President

[Signature Page to Credit Agreement]

ING Bank N.V., Dublin Branch, as a Lender

by
/s/ Ciaran Dunne
Name: Ciaran Dunne
Title: Director

by
/s/ Sean Hassett
Name: Sean Hassett
Title: Director

[Signature Page to Credit Agreement]

The Bank of Nova Scotia, as a Lender

by
/s/ Robb Gass
Name: Robb Gass
Title: Managing Director

[Signature Page to Credit Agreement]

Bank of China, Los Angeles Branch, as a Lender

by
/s/ Jason Fu
Name: Jason Fu
Title: SVP

[Signature Page to Credit Agreement]

Standard Chartered Bank, as a Lender

by
/s/ Kristopher Tracy
Name: Kristopher Tracy
Title: Director, Financing Solutions

[Signature Page to Credit Agreement]

National Westminster Bank plc, as a Lender

by
/s/ Jonathan Eady
Name: Jonathan Eady
Title: Director

[Signature Page to Credit Agreement]

HSBC Continental Europe, as a Lender

by
/s/ Eric Beautheac
Name: Eric BEAUTHEAC
Title: Director – Head of Multinationals France, Global Banking, HSBC Continental Europe

/s/ Steven Dembele
Name: Steven DEMBELE
Title: Associate Director Multinationals Coverage – Global Banking HSBC Continental Europe

[Signature Page to Credit Agreement]

Exhibit A

[Reserved]

Exhibit B

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each]1 Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each, an “Assignee”). [It is understood and agreed that the rights and obligations of the Assignees2 hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the [Assignee] [respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:	[INSERT NAME OF ASSIGNOR]

2.	Assignee(s):	See Schedules attached hereto

3.	Borrower:	Relam Amsterdam Holdings B.V., a Dutch private company with limited liability (besloten vennotschap met beperkte aanprakelijikheid) organized under the laws of the Netherlands

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

[1]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[2]	Select as appropriate.
[3]	Include bracketed language if there are multiple Assignees.

Form of Assignment and Acceptance

5.	Credit Agreement:	Credit Agreement dated as of July 10, 2023, among Relam Amsterdam Holdings B.V., a Dutch private company with limited liability (besloten vennotschap met beperkte aanprakelijikheid) organized under the laws of the Netherlands, CBRE Services, Inc., a Delaware corporation, CBRE Group, Inc., a Delaware corporation, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent

6.	Assigned Interest:	See Schedules attached hereto

[Remainder of page intentionally left blank; signature page follows]

Form of Assignment and Acceptance

Effective Date:    _____________ ___, 2____ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEES

See Schedules attached hereto

Form of Assignment and Acceptance

Consented to and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: _________________________________
Name:
Title:

Consented to:

RELAM AMSTERDAM HOLDINGS B.V., as Borrower

By: ________________________________
Name:
Title:

Form of Assignment and Acceptance

SCHEDULE 1

To Assignment and Acceptance

By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Acceptance.

Assigned Interests:

Facility/Commitment	Principal Amount Assigned[1]	Percentage Assigned of Facility (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Loans thereunder)
Tranche A (USD) Loans	$	%
Tranche A (EUR) Loans	$	%

[NAME OF ASSIGNEE][2]
[and is an Affiliate/Approved Fund of [identify Lender]3]

By: ______________________________
Name:
Title:

[1]	Amount of Loans assigned is governed by Section 9.04(b) of the Credit Agreement.
[2]	Add additional signature blocks, as needed.
[3]	Select as appropriate.

Form of Assignment and Acceptance

Exhibit B

ANNEX 1

to Assignment and Acceptance

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, the Borrower, any of their respective Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, any of their respective Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

Form of Assignment and Acceptance

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Acceptance

Exhibit C

[FORM OF]

BORROWING REQUEST

Wells Fargo Bank, National Association,

    as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

[DATE]1

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of July 10, 2023 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Relam Amsterdam Holdings B.V., a Dutch private company with limited liability (besloten vennotschap met beperkte aanprakelijikheid) organized under the laws of the Netherlands (the “Borrower”), CBRE Services, Inc., a Delaware corporation (“CBRE Services”), CBRE Group, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Type of Borrowing:[2]	______________________

(B)	Currency of Borrowing:[3]	______________________

(C)	Class of Borrowing:[4]	______________________

(D)	Date of Borrowing:[5]	______________________

[1]

Signed Borrowing Request must be delivered in writing, (i) in the case of an Adjusted Eurocurrency Rate Borrowing, not later than 1:00 p.m., New York City time, four (4) Eurocurrency Banking Days before a proposed Borrowing, (ii) in the case of an Adjusted Term SOFR Borrowing, not later than 1:00 p.m., New York City time, at least three (3) U.S. Government Securities Business Days before a proposed Borrowing and (iii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the same Business Day of a proposed Borrowing.

[2]	Specify Eurocurrency Borrowing, Adjusted Term SOFR Borrowing or ABR Borrowing.
[3]	Specify Dollars or Euros.
[4]	Specify Tranche A (USD) Loans or Tranche A (Euro) Loans.
[5]	Date of Borrowing must be a Business Day.

Form of Notice of Borrowing

(E)	Account Number and Location:[6]	______________________

(F)	Principal Amount of Borrowing:	______________________

[(G)	Interest Period:	______________________][7]

RELAM AMSTERDAM HOLDINGS, B.V.

by
Name: Title:

[6]	Such account shall comply with Section 2.02(c).
[7]	If such Borrowing is to be an Adjusted Term SOFR Borrowing, the Interest Period with respect thereto (one, three or six months).

Form of Notice of Borrowing

Exhibit D

FORM OF

GUARANTEE AGREEMENT

[Attached]

Execution Version

GUARANTEE AGREEMENT

dated as of

July 10, 2023,

among

RELAM AMSTERDAM HOLDINGS B.V.,

CBRE SERVICES, INC.,

CBRE GROUP, INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

SECTION 1.01. Credit Agreement	1

ARTICLE II

Guarantee

SECTION 2.01. Guarantee	3
SECTION 2.02. Guarantee of Payment	3
SECTION 2.03. No Limitations, etc.	3
SECTION 2.04. Reinstatement	4
SECTION 2.05. Agreement To Pay; Subrogation	4
SECTION 2.06. Information	4

ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

[INTENTIONALLY OMITTED]

ARTICLE V

Remedies; Application of Proceeds

SECTION 5.01. Remedies	5
SECTION 5.02. Application of Proceeds	5

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation	6
SECTION 6.02. [Intentionally Omitted]	6
SECTION 6.03. Subordination	6

i

ii

GUARANTEE AGREEMENT dated as of July 10, 2023 (this “Agreement”), among Relam Amsterdam Holdings B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aanprakelijkheid) (the “Borrower”), CBRE SERVICES, INC., a Delaware corporation (“CBRE Services”), CBRE GROUP, INC., a Delaware corporation (“Holdings” and, together with CBRE Services, the “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Guaranteed Parties (as defined below)).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of July 10, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, CBRE Services, Holdings, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent.

The Lenders have agreed to extend credit to the Borrower, subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement. CBRE Services and Holdings are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

(c) As used in this Agreement or any other Loan Document:

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute, and any rule, regulation or order promulgated thereunder, in each case as amended from time to time.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee by such Guarantor of such Swap Obligation is or becomes unlawful under the Commodity Exchange Act or any rule or regulation promulgated thereunder (or the application or official interpretation of any provision thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time any such guarantee becomes effective with respect to such Swap Obligation.

“Guaranteed Hedging Obligations” shall mean the due and punctual payment and performance of all obligations of each Loan Party or any Subsidiaries thereof under each Hedging Agreement that (i) is in effect on the Closing Date with a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender, in each case, as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is (a) the Administrative Agent, (b) a Lender, (c) an Affiliate of the Administrative Agent or a Lender, in each case, at the time such Hedging Agreement is entered into or (d) other financial institutions or counterparties identified to the Administrative Agent by the Borrower from time to time. Notwithstanding the foregoing, the Guaranteed Hedging Obligations shall not include any Excluded Swap Obligations.

“Guaranteed Party” shall mean the Administrative Agent, each Lender and each Related Party of any of the foregoing persons.

“Loan Document Obligations” shall mean, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans and (b) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Loan Parties to the Lenders or the Administrative Agent, in each case under any Loan Document, with respect to any Loan of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Obligations” or “Guaranteed Obligations” shall mean (a) the Loan Document Obligations and (b) the Guaranteed Hedging Obligations. Notwithstanding the foregoing, Guaranteed Obligations shall not include any Excluded Swap Obligations. The amount of any Guaranteed Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranteed Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranteed Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guaranteed Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

2

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. The Guarantors further agree that their guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waive any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of the Borrower or any other person.

SECTION 2.03. No Limitations, etc. (a) Except for termination of the Guarantors’ obligations hereunder as expressly provided in Section 7.15, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Guaranteed Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement; (iii) any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations; (iv) any law, regulation, decree or order of any jurisdiction or any other event, to the extent the Guarantors can lawfully waive application thereof; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a discharge of the Guarantors as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations).

(b) To the fullest extent permitted by applicable law, the Guarantors waive any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the

3

indefeasible payment in full in cash of all the Guaranteed Obligations. The Administrative Agent and the other Guaranteed Parties may, at their election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of the Guarantors hereunder except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, the Guarantors waive any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other Loan Party, as the case may be.

SECTION 2.04. Reinstatement. The Guarantors agree that their guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Guaranteed Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Obligation. Upon payment by the Guarantors of any sums to the Administrative Agent as provided above, all rights of the Guarantors against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and any other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantors assume and incur hereunder, and agrees that neither the Administrative Agent nor any other Guaranteed Party will have any duty to advise the Guarantors of information known to the Guarantors or any of them regarding such circumstances or risks.

4

ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

[INTENTIONALLY OMITTED]

ARTICLE V

Remedies; Application of Proceeds

SECTION 5.01. Remedies. The obligations of the Guarantors hereunder are independent of and separate from the Guaranteed Obligations. Subject to Article VII of the Credit Agreement in all respects, upon any Event of Default which results in the Administrative Agent taking the actions and making the declaration described in Article VII of the Credit Agreement, the Administrative Agent may proceed directly and at once against the Guarantors to collect and recover the full amount or any portion of the Guaranteed Obligations then due in accordance with Article II hereof, without first proceeding against the Borrower or any other guarantor of the Guaranteed Obligations, or joining the Borrower or any other guarantor in any proceeding against the Guarantor.

SECTION 5.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or enforcement against any Loan Party following any Event of Default, as follows:

First, to payment of that portion of the Guaranteed Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Guaranteed Obligations constituting, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Loans and Guaranteed Hedging Obligations then owing, ratably among the holders of such obligations in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Guaranteed Obligations have been paid in full, to the Borrower or as otherwise required by applicable law.

5

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that in the event a payment shall be made by the Guarantors under this Agreement, the Borrower shall indemnify the Guarantors for the full amount of such payment and the Guarantors shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

SECTION 6.02. [Reserved].

SECTION 6.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 6.01 and all other rights of indemnity or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations. No failure on the part of the Borrower to make the payments required by Section 6.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Guarantors with respect to its obligations hereunder, and the Guarantors shall remain liable for the full amount of its obligations hereunder.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Rights Absolute. All rights of the Administrative Agent hereunder and all obligations of the Guarantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee of all or any of the Guaranteed Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Guarantors in respect of the Guaranteed Obligations or this Agreement.

6

SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Guaranteed Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Guaranteed Party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lenders or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party party hereto when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party party hereto and may not be amended, modified, supplemented, waived or released with respect to such Loan without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.06. Administrative Agent’s Fees and Expenses; Indemnification. (a) The Guarantors agree to pay upon demand to the Administrative Agent the amount of any and all reasonable and documented expenses, including the reasonable fees, disbursements and other charges of one single firm of counsel and of any experts or agents, which the Administrative Agent may incur in connection with (i) the preparation and administration of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) the exercise, enforcement or protection of any of the rights of the Administrative Agent hereunder or (iii) the failure of the Guarantor to perform or observe any of the provisions hereof.

(b) Without limitation of its indemnification obligations under the other Loan Documents, the Guarantor agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, charges and disbursements, of one single firm of counsel, and, to the extent necessary, a single firm of local counsel in each appropriate local jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest, a single firm of counsel for all affected Indemnitees, any actual or prospective claim, litigation, investigation or proceeding, whether based on contract, tort or any

7

other theory, whether brought by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates, and regardless of whether or not any Indemnitee is a party thereto, relating to, arising out of, in connection with, or as a result of the execution, delivery or performance of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by any Loan Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party or any of its Subsidiaries has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. To the extent permitted by law, the Guarantors shall not assert, and the Guarantors hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations hereunder. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Guaranteed Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

SECTION 7.07. [Intentionally Omitted].

SECTION 7.08. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 7.09(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

8

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each of the Loan Parties party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

9

(b) Each of the Loan Parties party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 7.14(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.15. Termination. (a) This Agreement and the guarantee hereunder shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement and no payment of any amounts outstanding are due under any Hedging Agreement that is in default.

(b) In connection with any termination pursuant to Section 7.15(a), the Administrative Agent shall execute and deliver to the Guarantors, at the Guarantors’ expense, all documents that the Guarantors shall reasonably request to evidence such termination. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or representation or warranty by the Administrative Agent or any Guaranteed Party.

SECTION 7.16. Subsidiary Guarantee. (a) Pursuant to Section 5.09 of the Credit Agreement, certain Subsidiaries not originally party hereto may be required from time to time to enter into this Agreement. Upon (x) the execution and delivery by the Administrative Agent and a Subsidiary of one or more supplements substantially in the form of Exhibit A hereto, and (y) the reasonable request of the Administrative Agent, delivery of a certificate of the Secretary or Assistant Secretary of such Subsidiary in form and substance substantially consistent with such certificates and opinions delivered on the Closing Date, such Subsidiary shall become a Subsidiary Guarantor with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

(b) The Administrative Agent may amend this Agreement to make any technical, administrative or operational changes (whether related to a New Borrower, the addition of any Subsidiaries as parties hereto or otherwise) that the Administrative Agent, after consultation with the Borrower, decides may be appropriate.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the day and year first written above.

CBRE GROUP, INC., as Holdings

Name:
Title:

RELAM AMSTERDAM HOLDINGS B.V., as Borrower

Name:
Title:

CBRE SERVICES, INC.

Name:
Title:

[Signature Page to Guarantee Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

by

Name:
Title:

[Signature Page to Guarantee Agreement]

Exhibit A to the

Guarantee Agreement

SUPPLEMENT NO. [ ] (this “Supplement”) dated as of    [ ], to the Guarantee Agreement dated as of July 10, 2023 (the “Guarantee Agreement”), among Relam Amsterdam Holdings B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aanprakelijkheid) (the “Borrower”), CBRE SERVICES, INC., a Delaware corporation (“CBRE Services”), CBRE GROUP, INC., a Delaware corporation (“Holdings” and, together with CBRE Services, the “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Guaranteed Parties (as defined therein).

A. Reference is made to the Credit Agreement dated as of July 10, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, CBRE Services, Holdings, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

C. The Guarantors have entered into the Guarantee Agreement in consideration of, among other things, Loans made under the Credit Agreement. Section 7.16 of the Guarantee Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Guarantee Agreement by the execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Loan Party”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Administrative Agent and the New Loan Party agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee Agreement, the New Loan Party by its signature below becomes a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Loan Party hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder. Each reference to a “Subsidiary Guarantor” in the Guarantee Agreement shall be deemed to include the New Loan Party. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Loan Party represents and warrants to the Administrative Agent and the other Lender Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Loan Party and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Loan Party shall be given to it in care of the Borrower at CBRE Services as provided in Section 9.01 of the Credit Agreement.

[Remainder of this page intentionally left blank]

4

IN WITNESS WHEREOF, the New Loan Party and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW LOAN PARTY]

by

Name:
Title:
Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

by

Name:
Title:

5

Exhibit E-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 10, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CBRE GROUP, Inc., a Delaware corporation (“Holdings”), CBRE Services, Inc., a Delaware corporation (“CBRE Services”), Relam Amsterdam Holdings B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aanprakelijkheid) organized under the laws of the Netherlands (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[   ]

Exhibit E-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 10, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CBRE GROUP, Inc., a Delaware corporation (“Holdings”), CBRE Services, Inc., a Delaware corporation (“CBRE Services”), Relam Amsterdam Holdings B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aanprakelijkheid) organized under the laws of the Netherlands (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[   ]

EXHIBIT E-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 10, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CBRE GROUP, Inc., a Delaware corporation (“Holdings”), CBRE Services, Inc., a Delaware corporation (“CBRE Services”), Relam Amsterdam Holdings B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aanprakelijkheid) organized under the laws of the Netherlands (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[   ]

EXHIBIT E-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 10, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CBRE GROUP, Inc., a Delaware corporation (“Holdings”), CBRE Services, Inc., a Delaware corporation (“CBRE Services”), Relam Amsterdam Holdings B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aanprakelijkheid) organized under the laws of the Netherlands (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[   ]

Exhibit 10.1

Schedule 1.01(a) – Subsidiary Guarantors

None.

Schedule 1.01(c) – Approved Take Out Parties

•	CBRE Investment Management

•	MSD Capital

•	Principal Financial

•	Metlife

•	Prudential Financial

•	Clarion Partners

•	Diamond Realty Investments

•	PGIM Real Estate

•	The Carlyle Group

Schedule 2.01 – Lenders

TRANCHE A (EURO) CREDIT COMMITMENTS

LENDER	COMMITMENT
BANK of AMERICA, N.A.	€87,000,000.00
HSBC CONTINENTAL EUROPE	€87,000,000.00
THE BANK OF NOVA SCOTIA	€87,000,000.00
ING BANK N.V. – DUBLIN BRANCH	€68,800,000.00
STANDARD CHARTERED BANK	€36,700,000.00
TOTAL:	€366,500,000.00

TRANCHE A (USD) CREDIT COMMITMENTS

LENDER	COMMITMENT
WELLS FARGO BANK, NATIONAL ASSOCIATION	$120,000,000.00
JPMORGAN CHASE BANK, N.A..	$95,000,000.00
NATIONAL WESTMINSTER BANK PLC	$95,000,000.00
BANK OF CHINA, LOS ANGELES BRANCH	$40,000,000.00
TOTAL:	$350,000,000.00

Schedule 4.02(a) – Foreign Counsel

Relam Amsterdam Holdings, B.V. – NautaDutilh

Schedule 6.01(a) – Debt

Revolver Facilities

Country	Debtor	Description of Indebtedness	Currency	Amount
United Kingdom	Turner and Townsend Holdings Ltd	Revolving Credit Facility - March 2027	GBP	120,000,000

Short Term Borrowings

Country	Debtor	Description of Indebtedness	Currency	Amount
Colombia	CBRE Colombia SAS	Card Issuance Coverage	USD	100,000
Israel	St. Quintin Bank Loans - GWS Israel Ramot	On call - St. Quintin bank loans	USD	2,622,000
Mexico	CBRE Inmobiliario S de RL de CV	Card Issuance Coverage	USD	7,000
Mexico	CRE GCS de RL de CV	Card Issuance Coverage	USD	25,000
Mexico	CBRE Mexico GWS S de RL de CV	Card Issuance Coverage	USD	15,000
Mexico	CBRE SA de CV	Card Issuance Coverage	USD	15,000
Panama	CBRE Services INC	Card Issuance Coverage	USD	50,000
United Kingdom	Turner and Townsend Holdings Ltd	Revolving Credit Facility - March 2027	GBP	20,000,000

Schedule 6.01(a) – Guarantees

Overdraft/Other Credit Facilities

Country	Debtor	Description of Indebtedness	Currency	Amount
Australia	CBRE (GCS) Pty Ltd	Commercial Card	AUD	50,000
Australia	CBRE ( C ) Pty Ltd	Electronic Pay-away Facility	AUD	1,500,000
Australia	CBRE ( C ) Pty Ltd	Encashment Facility	AUD	18,400
Australia	CBRE ( C ) Pty Ltd	Overdraft Facility	AUD	1,000,000
Australia	CBRE (A) Pty Ltd, CBRE (C ) Pty Ltd, CBRE (GCS) Pty Ltd, CBRE (P) Pty Ltd, CBRE (V) Pty Ltd, CBRE Capital Advisors (Asia Pacific) Pty Ltd, CBRE Pty Ltd, CBRE Residential Valuations Pty Ltd	Commercial Card	AUD	1,000,000
Australia	CBRE (A) Pty Ltd, CBRE (C ) Pty Ltd, CBRE (GCS) Pty Ltd, CBRE (P) Pty Ltd, CBRE (V) Pty Ltd, CBRE Capital Advisors (Asia Pacific) Pty Ltd, CBRE Pty Ltd, CBRE Residential Valuations Pty Ltd	Guarantee Facility	AUD	28,000,000
Australia	CBRE (V) Pty Ltd	Encashment Facility	AUD	5,000
Austria	CBRE GmbH	UniCredit Bank - Overdraft Facility	EUR	10,000
Belgium	CBRE Investment Management	BOFA - Rental Guarantee	EUR	70,760
Canada	CBRE Limited	Uncommitted Line of Credit by The Bank of Nova Scotia	CAD	3,000,000
China	Beijing CBRE Property Management Services Ltd.	Revolving Loan & Guarantee Facility	RMB	20,000,000
Czech Republic	CBRE s.r.o.	HSBC Bank - Guarantee	EUR	155,712
EMEA	CBRE Inc	EMEA Guarantee Facility with ING	EUR	25,000,000
France	CBRE Holdings SAS	HSBC Bank - Overdraft Facility	EUR	5,000,000
Germany	CBRE GmbH	HSBC Bank - Credit Agreement	EUR	2,700,000
Hong Kong	CBRE Limited	Guarantee Facility	USD	500,000
Hong Kong	CBRE Limited	Guarantee Facility	HKD	14,000,000
Hong Kong	CBRE Limited	Overdraft Facility	HKD	9,000,000
Hong Kong	CBRE Services Inc.	Guarantee Facility	USD	5,000,000
India	CBRE South Asia Pvt Ltd	Bank Guarantee Facility	INR	1,000,000,000
India	CBRE South Asia Pvt Ltd	Facility as per RBI Mandate	INR	50,000,000

Country	Debtor	Description of Indebtedness	Currency	Amount
Israel	ISP Workplace Services Ltd	Guarantees issued by Leumi	ILS	1,426,515
Israel	Ramot entities	Hapoalim Bank / Leumi Bank	ILS	16,000,000
Israel	RAMOT M.A MANAGEMENT & MAINTENANCE (1993) LTD	Guarantees issued by Leumi	ILS	3,975,102
Israel	RPM	Guarantees issued by Leumi	ILS	12,053
Italy	CBRE GWS TECHNICAL DIVISION S.p.A.	Guarantees issued by Banca Monte dei Paschi di Siena S.p.A.	EUR	282,000
Italy	CBRE GWS TECHNICAL DIVISION S.p.A.	Guarantees issued by Banca MPS SpA	EUR	16,795
Italy	CBRE GWS TECHNICAL DIVISION S.p.A.	Guarantees issued by Intesa San Paolo Spa	EUR	640,107
Italy	CBRE GWS TECHNICAL DIVISION S.p.A.	Guarantees issued by MPS	EUR	10,899
Italy	CBRE GWS TECHNICAL DIVISION S.p.A.	Guarantees issued by Unicredit	EUR	1,389,548
Malaysia	CBRE GWS SDN. BHD.	Guarantee Facility	MYR	5,000,000
Norway	CBRE AS	Danske Bank - Guarantee	NOK	2,500,000
Panama	CBRE Services Inc - Panama City Branch	Daylight Overdraft - Cash	USD	100,000
Peru	CBRE Services SA	Daylight Overdraft - Cash	USD	245,000
Poland	CBRE Sp. z o.o.	Danske Bank - Guarantee Facility	EUR	756,000
Portugal	CBRE Sociedade de Mediaçao Lda	Client guarantee: DEKA (Asset Services agreement)	EUR	350,000
Singapore	CBRE (Pte) Ltd	Guarantee & Overdraft Facility	SGD	4,400,000
Singapore	CBRE Managed Services (Singapore) Pte. Ltd.	Guarantee / Bond Facility	SGD	2,000,000
Spain	CBRE Project Management S.A.	CaixaBank Bank - Guarantee Facility	EUR	1,000,000
Spain	CBRE Project Management S.A.	Santander Bank - Credit Line - Multiproduct Facility	EUR	1,800,000
Spain	CBRE Project Management S.A.	Santander Bank - Guarantee Facility - Multiproduct Facility	EUR	1,000,000
Switzerland	CBRE GWS GmbH	Guarantees issued by UBS	CHF	485,517
Thailand	CBRE (Thailand) Co Ltd	Bank Guarantee & Overdraft Facility	THB	12,000,000
UAE	CBRE (DIFC) Limited	Commercial Card	AED	260,000
United Kingdom	CBRE Managed Services Limited	Guarantee issued by Chubb	GBP	100,000

Country	Debtor	Description of Indebtedness	Currency	Amount
United Kingdom	CBRE Managed Services Limited	Guarantee issued by Zurich Insurance Public Limited Company	GBP	480,205
United Kingdom	Turner and Townsend Holdings Ltd	Guarantees	GBP	8,250,000
United States	CBRE Group, Inc.	1101 North Main LLC - Loan Payment Guaranty	USD	1,221,466
United States	CBRE Group, Inc.	CRP/TCC AA I Evanston Owner LLC - Loan Payment Guaranty	USD	640,778
United States	CBRE Group, Inc.	CRP/TCC AA II Edina LLC - Loan Payment Guaranty	USD	382,984
United States	CBRE Group, Inc.	CRP/TCC AA II Glenview LLC - Loan Payment Guaranty	USD	474,324
United States	CBRE Group, Inc.	CRP/TCC AA II Omaha LLC - Loan Payment Guaranty	USD	338,094
United States	CBRE Group, Inc.	CRP/TCC AA II Ridgedale LLC - Loan Payment Guaranty	USD	434,822
United States	CBRE Group, Inc.	Green Water Block 185 LLC - Loan Payment Guaranty	USD	250,000
United States	CBRE Group, Inc.	Park8Ninety Phase II LP - Loan Payment Guaranty	USD	342,326
United States	CBRE Group, Inc.	PR III/Crow Raintree Office LLC - Loan	USD	249,964
United States	Knox Logistics VII LLC (Majestic)	Knox Logistics VII LLC (Majestic) - Loan Payment Guaranty	USD	317,386
Vietnam	CBRE (Viet Nam) Co Ltd	Credit Card Facility	VND	550,000,000
Vietnam	CBRE (Viet Nam) Co Ltd	Guarantee Facility	VND	10,000,000,000

SBLC/Performance/Rental/Others

Country	Debtor	Description of Indebtedness	Currency	Amount
Australia	BSA Advanced Property Solutions Australia Pty Ltd	Advance payment guarantee	AUD	446,250
Australia	CB Richard Ellis (N2) Pty Ltd	Performance guarantee	AUD	32,313
Australia	CB Richard Ellis Pty Ltd	Rental guarantee	AUD	130,086
Australia	CBRE (C) Pty Ltd	Performance guarantee	AUD	1,485,913

Country	Debtor	Description of Indebtedness	Currency	Amount
Australia	CBRE (C) Pty Ltd	Performance guarantee	AUD	819,401
Australia	CBRE (C) Pty Ltd	Performance guarantee	AUD	555,588
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	3,200,141
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	1,322,200
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	1,023,098
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	932,064
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	687,638
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	347,276
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	284,801
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	119,972
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	98,768
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	76,356
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	62,573
Australia	CBRE (C) Pty Ltd	Rental guarantee	AUD	47,557
Australia	CBRE (GCS) Pty Ltd	Maintenance guarantee	AUD	51,882
Australia	CBRE (GCS) PTY LTD	Rental guarantee	AUD	120,000
Australia	CBRE (GWS PJM) Pty Ltd	Performance guarantee	AUD	97,134
Australia	CBRE (GWS PJM) Pty Ltd	Performance guarantee	AUD	30,550
Australia	CBRE (GWS PJM) Pty Ltd	Performance guarantee	AUD	30,550
Australia	CBRE (GWS PJM) Pty Ltd	Performance guarantee	AUD	12,550
Australia	CBRE (GWS PJM) Pty Ltd	Performance guarantee	AUD	12,550
Australia	CBRE (GWS PJM) Pty Ltd	Performance guarantee	AUD	9,427
Australia	CBRE (GWS PJM) Pty Ltd	Performance guarantee	AUD	6,644
Australia	CBRE Pty Ltd	Performance guarantee	AUD	1,500,000
Australia	CBRE Pty Ltd	Performance guarantee	AUD	250,000
Australia	CBRE Pty Ltd	Performance guarantee	AUD	139,085
China	Beijing CB Richard Ellis Property Management Service Co., Ltd.	Performance guarantee	CNY	999,900

Country	Debtor	Description of Indebtedness	Currency	Amount
China	BEIJING CBRE PROPERTY MANAGEMENT SERVICES LIMITED	Performance guarantee	CNY	484,273
China	Beijing CBRE Property Management Services Limited	Performance guarantee	CNY	161,000
China	Beijing CBRE Property Management Services Limited Chengdu Branch	Performance guarantee	CNY	102,000
China	Shanghai CBRE GWS Facility Management Co., Ltd	Performance guarantee	CNY	200,693
Hong Kong	CBRE Limited	Performance guarantee	HKD	1,717,017
Hong Kong	CBRE Limited	Performance guarantee	HKD	912,413
Hong Kong	CBRE Limited	Performance guarantee	HKD	786,274
Hong Kong	CBRE Limited (HK)	Performance guarantee	HKD	1,160,600
India	CBRE South Asia Private Ltd	Advance payment guarantee	INR	11,853,000
India	CBRE South Asia Private Ltd	Advance payment guarantee	INR	837,972
India	CBRE South Asia Private Ltd	Advance payment guarantee	INR	540,000
India	CBRE South Asia Private Ltd	Performance guarantee	INR	2,990,700
India	CBRE South Asia Private Ltd	Performance guarantee	INR	486,000
India	CBRE South Asia Private Ltd	Performance guarantee	INR	100,000
India	CBRE South Asia Private Ltd	Performance guarantee	INR	38,750
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	165,320,810
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	38,481,865
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	33,032,078
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	30,903,484
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	30,903,484
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	30,903,484
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	6,999,662
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	6,416,056
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	2,500,000
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	2,484,709

Country	Debtor	Description of Indebtedness	Currency	Amount
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	2,187,400
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	1,000,000
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	750,000
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	710,040
India	CBRE South Asia Pvt Ltd	Advance payment guarantee	INR	28,757
India	CBRE South Asia Pvt Ltd	Bid bond guarantee	INR	1,500,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	33,447,263
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	15,000,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	9,620,466
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	7,973,502
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	7,973,502
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	4,747,400
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	4,621,887
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	4,200,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	3,305,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	3,175,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	3,075,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	2,899,980
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	2,409,144
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	1,242,400
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	1,020,872
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	1,000,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	997,100
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	883,224
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	753,550
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	654,450
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	557,550

Country	Debtor	Description of Indebtedness	Currency	Amount
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	513,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	501,600
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	500,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	500,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	473,900
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	458,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	434,955
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	345,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	330,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	330,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	281,300
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	271,675
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	242,500
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	206,500
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	187,500
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	182,450
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	150,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	90,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	75,000
India	CBRE South Asia Pvt Ltd	Performance guarantee	INR	45,000
Indonesia	CBRE Consultancy Services PT	Standby Letters of Credit - Bid and Performance	USD	50,000
Luxembourg	CBRE Investment Management	Rental Guarantee - Rue Fort Wallis	EUR	105,000
Malaysia	CBRE GWS Sdn. Bhd.	Performance guarantee	MYR	26,651
Morocco	CBRE SARL	Bid bond guarantee	MAD	7,920
Morocco	CBRE SARL AU	Performance guarantee	MAD	100,000
Morocco	CBRE SARL AU	Performance guarantee	MAD	28,265
Netherlands	CBRE Inc.	Parental guarantee	EUR	1,300,000

Country	Debtor	Description of Indebtedness	Currency	Amount
New Zealand	CBRE Limited	Rental guarantee	NZD	1,089,069
Philippines	CBRE GWS Business Support Services Philippines Inc CBRE GWS IFM Phils Corp	Standby Letters of Credit - Bid and Performance	USD	300,000
Philippines	CBRE GWS IFM PHILS. CORP.	Performance guarantee	PHP	4,548,638
Saudi Arabia	CBRE Rowad Al Riyadh Real Estate Valuation Services Co.	Bid bond guarantee	SAR	150,000
Saudi Arabia	CBRE Rowad Al-Riyadh Real Estate Valuation Company	Performance guarantee	SAR	3,750,000
Singapore	CBRE GWS PTE LTD	Performance guarantee	SGD	887,792
Singapore	CBRE GWS PTE LTD	Performance guarantee	SGD	609,913
Singapore	CBRE GWS PTE LTD	Performance guarantee	SGD	160,751
Singapore	CBRE GWS PTE LTD	Performance guarantee	SGD	154,713
Singapore	CBRE GWS PTE LTD	Performance guarantee	SGD	62,197
Singapore	CBRE GWS PTE LTD	Standby Letters of Credit - Bid and Performance	USD	16,000,000
Singapore	CBRE MANAGED SERVICES (SINGAPORE) PTE. LTD	Performance guarantee	SGD	446,426
Singapore	CBRE PTE. LTD.	Performance guarantee	SGD	39,805
Singapore	CBRE PTE. LTD.	Performance guarantee	SGD	960,870
Singapore	CBRE PTE. LTD.	Performance guarantee	SGD	129,198
Singapore	CBRE PTE. LTD.	Performance guarantee	SGD	105,150
Singapore	CBRE PTE. LTD.	Performance guarantee	SGD	89,160
Singapore	CBRE PTE. LTD.	Performance guarantee	SGD	56,801
Singapore	CBRE PTE. LTD.	Performance guarantee	SGD	44,580
Singapore	CBRE PTE. LTD.	Performance guarantee	SGD	42,000
Singapore	CBRE PTE. LTD.	Performance guarantee	SGD	33,005
Singapore	CBRE PTE. LTD.	Rental guarantee	SGD	751,059
Singapore	CBRE PTE. LTD.	Rental guarantee	SGD	341,915
Singapore	WOLF STUDIO PTE LTD	Performance guarantee	SGD	268,333
Singapore	Wolf Studio Pte. Ltd.	Performance guarantee	SGD	316,700

Country	Debtor	Description of Indebtedness	Currency	Amount
Sweden	Relam Amsterdam Holdings B.V	Parental guarantee	SEK	40,000,000
Thailand	CBRE (Thailand) Co., Ltd.	Performance guarantee	THB	4,006,218
Thailand	CBRE (Thailand) Co., Ltd.	Performance guarantee	THB	652,500
Thailand	CBRE (Thailand) Co., Ltd.	Performance guarantee	THB	100,000
Thailand	CBRE (Thailand) Co., Ltd.	Performance guarantee	THB	4,500
Thailand	CBRE (Thailand) Co., Ltd.	Performance guarantee	THB	2,511
Thailand	CBRE (Thailand) Co., Ltd.	Standby Letters of Credit - Bid and Performance	USD	700,000
Thailand	CBRE (Thailand) Co., Ltd., Investment and Land Services Department	Performance guarantee	THB	150,000
Thailand	CBRE (Thailand) Co., Ltd., Investment and Land Services Department	Performance guarantee	THB	140,000
UAE	CBRE (DIFC) Limited, CBRE Emirates LLC, CBRE Dubai LLC, CBRE Bahrain WLL	Performance Bond Guarantee	USD	1,000,000
UAE	CBRE Rowad Al Riyadh for Real Estate Valuation	Performance Bond Guarantee	USD	250,000
United Kingdom	CBRE GWS Limited	Parental guarantee	EUR	5,000,000
United Kingdom	CBRE GWS Limited	Parental guarantee	GBP	5,295,869
United Kingdom	CBRE GWS Limited	Parental guarantee	GBP	4,972,942
United Kingdom	CBRE GWS Limited	Parental guarantee	GBP	1,203,949
United Kingdom	CBRE, Inc	Parental guarantee	EUR	15,000
United Kingdom	CBRE, Inc	Parental guarantee	GBP	40,000,000
Vietnam	CBRE (VIETNAM) CO., LTD	Performance guarantee	VND	624,600,000
Vietnam	CBRE (VIETNAM) CO., LTD	Rental guarantee	VND	821,822,580

Deposits

Country	Debtor	Description of Indebtedness	Currency	Amount
Belgium	CBRE S.A.	Deposit held at Fortis/BNP Paribas to secure issued Bank Guarantee	EUR	250,000
Bulgaria	CBRE d.o.o. (Bulgaria Branch)	Rental Deposit	EUR	11,779

Country	Debtor	Description of Indebtedness	Currency	Amount
Czech Republic	CBRE Investment Management	Rental Deposit	EUR	23,211
Germany	CBRE GWS IFM Industries GmbH	Rental Deposit	EUR	127,823
Germany	CBRE GWS Industrial Services GmbH	Rental Deposit	EUR	140,000
Germany	CBRE Investment Management	Deposit held at Commerzbank to secure issued Rental Bank Guarantee	EUR	142,000
Italy	CBRE SPA	Deposit	EUR	15,375
Italy	CBRE SPA	Deposit	EUR	1,000
Italy	CBRE SPA	Deposit	EUR	96
Italy	CBRE SRL	Deposit	EUR	1,000
Italy	CBRE SRL	Deposit	EUR	370
Italy	CBRE VALUATION SPA	Deposit	EUR	1,900
Italy	CBRE VALUATION SPA	Deposit	EUR	155
Serbia	CBRE d.o.o.	Rental Deposit	EUR	37,382
Serbia	CBRE d.o.o.	Rental Deposit	RSD	738,673
Switzerland	CBRE (Geneva) SA	Deposit held at Bank to secure issued Rental Bank Guarantee	CHF	138,838
Switzerland	CBRE (Zurich) AG	Deposit held at Bank to secure issued Rental Bank Guarantee	CHF	27,026
United Kingdom	CBRE Ltd	Deposit	EUR	4,000
United Kingdom	CBRE Ltd	Rental Deposit - Bow Street	GBP	35,000

Pension

Country	Debtor	Description of Indebtedness	Currency	Amount
United Kingdom	BDO Svetovanje d.o.o.	Parent Guarantee - VAT fiscal representative	EUR	15,000
United Kingdom	CB Hillier Parker Pension Scheme Trustee Ltd	Guarantee by CB/TCC Global Hldgs Ltd with CB Hillier Parker Pension Scheme Trustees Ltd.	GBP	31,000,000
United Kingdom	CB Hillier Parker Pension Scheme Trustee Ltd	Guarantee by CB/TCC Global Hldgs Ltd with CB Hillier Parker Pension Scheme Trustees Ltd.	GBP	25,000,000

Country	Debtor	Description of Indebtedness	Currency	Amount
United Kingdom	CB/TCC Global Holdings Ltd	Parental guarantee	GBP	25,000,000
United Kingdom	CB/TCC Global Holdings Ltd	Parental guarantee	GBP	2,594,917
United Kingdom	CBRE Group Inc	Parental guarantee	GBP	31,000,000
United Kingdom	CBRE Group Inc	Parental guarantee	GBP	11,300,000
United Kingdom	Richard Ellis St Quintin Trustee Ltd	For Richard Ellis St. Quintin Trustee Ltd as trustee of the Richard Ellis St. Quintin Retirement Fund	GBP	11,300,000
United Kingdom	Richard Ellis St Quintin Trustee Ltd	For Richard Ellis St. Quintin Trustee Ltd as trustee of the Richard Ellis St. Quintin Retirement Fund	GBP	2,594,917

Schedule 6.02(a) – Liens

CBRE Services, Inc. (f/k/a CB Richard Ellis Services, Inc.)

•	Lien with respect to CBRE Services, Inc. (agreement with Bank of America, N.A.) – Financial assets, financial instruments and collateral accounts

CBRE Business Lending, Inc.

•	Lien with respect to CBRE Business Lending, Inc. (agreement with JPMorgan Chase Bank, N.A.) – Loans, pledged securities

CBRE Capital Markets, Inc. (f/k/a CBRE Melody & Company)

•	Lien with respect to CBRE Capital Markets, Inc. (agreement with JPMorgan Chase Bank, N.A.) – Mortgage Assets

•	Lien with respect to CBRE Capital Markets, Inc. (agreement with TD Bank, N.A.) – Mortgage Assets

•	Lien with respect to CBRE Capital Markets, Inc. (agreement with Bank of America, N.A.) – Mortgage Assets, and various other assets

•	Lien with respect to CBRE Capital Markets, Inc. (agreement with MUFG Union Bank, N.A.) – Mortgage Assets and various other assets

CBRE Technical Services, LLC

•	Lien with respect to CBRE Technical Services, LLC (agreement with Siemens Financial Services, Inc.) – Equipment

•	State Tax Lien with respect to CBRE Technical Services, LLC owed to the State of Texas in the amount of $6,303.81

CBRE, Inc. (f/k/a CB Richard Ellis, Inc.)

•	Lien with respect to CBRE, Inc. (agreement with Konica Minolta Premier Finance) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with HYG Financial Services, Inc.) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Popular Equipment Finance, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Popular Equipment Finance, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Signature Financial LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with GFC Leasing a Division of Gordon Flesh Co Inc.) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Lease Finance Partners, Inc.) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Bank, N.A.) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Bank, N.A.) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Bank, N.A.) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Bank, N.A.) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Bank, N.A.) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Bank, N.A.) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Bank, N.A.) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with HYG Financial Services, Inc.) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Signature Financial LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with Verdant Commercial Capital, LLC) – Equipment

•	Lien with respect to CBRE, Inc. (agreement with MUFG Bank, Ltd.) – Receivables

•	Lien with respect to CBRE, Inc. (agreement with Citibank, N.A., its branches, subsidiaries and affiliates) – Receivables